UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934
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SANDY SPRING BANCORP, INC.

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2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Sandy Spring Bancorp

NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

DATE	Wednesday, May 24, 2023
TIME	10:00 a.m., Eastern Time
PLACE	Manor Country Club, 14901 Carrollton Road, Rockville, MD 20853
RECORD DATE	You are eligible to vote if you were a shareholder of record at the close of business on March 8, 2023

MEETING AGENDA

•	Elect four Class II directors to serve until the 2026 annual meeting and one Class III director to serve until the 2025 annual meeting

•	Approve amendments to the Articles of Incorporation to declassify the Board of Directors

•	Approve amendments to the Articles of Incorporation to eliminate the supermajority vote requirement for certain amendments

•	Vote, on an advisory basis, to approve the compensation for the named executive officers

•	Vote, on an advisory basis, to approve the frequency of future votes to approve the compensation for the named executive officers

•	Ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2023

•	Transact such other business as may properly come before the meeting

   YOUR VOTE IS VERY IMPORTANT

Please submit your proxy as soon as possible by internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting. Instructions for voting by internet or telephone can be found on your proxy card or voting instruction form.

By order of the Board of Directors,

Aaron M. Kaslow

General Counsel, Chief Administrative Officer & Secretary

April 11, 2023

| Notice and Proxy Statement | 2023

| Notice and Proxy Statement | 2023

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares. Please read the entire proxy statement before voting. For information about our company’s performance, please review our 2022 Annual Report on Form 10-K.

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares during the 2023 annual meeting of shareholders. Notice of our annual meeting and this proxy statement were first sent or made available to shareholders on April 11, 2023.

2023 ANNUAL MEETING INFORMATION

For additional information about our annual meeting, see “Information About the Meeting” on page 63.

| MEETING DATE:	May 24, 2023
| MEETING TIME:	10:00 a.m. (Eastern)
| RECORD DATE:	March 8, 2023
| MEETING LOCATION:	Manor Country Club, 14901 Carrollton Road, Rockville, MD 20853

Annual Meeting Admission. Admission to the annual meeting is limited to our registered and beneficial holders as of the record date and persons holding valid proxies from these shareholders. Admission to the annual meeting requires valid, government-issued photo identification. If you are not a shareholder of record, you must also present proof of your stock ownership as of the record date. The use of cameras, recording devices, phones, and other electronic devices is strictly prohibited. See “Information About the Meeting – Attending the Meeting” on page 63.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Recommendation	More Information

1) Election of four Class II directors and one Class III director	✓ “FOR” all nominees	Page 4

2) Approval of amendments to the Articles of Incorporation to declassify the Board of Directors	✓ “FOR”	Page 55

3) Approval of amendments to the Articles of Incorporation to eliminate the supermajority vote requirement for certain amendments	✓ “FOR”	Page 57

4) Advisory vote to approve the compensation for the named executive officers	✓ “FOR”	Page 58

5) Advisory vote on the frequency of future votes to approve the compensation for the named executive officers	✓ ONE YEAR	Page 59

6) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2023	✓ “FOR”	Page 60

| Notice and Proxy Statement | 2023	1

PROXY SUMMARY

HOW TO VOTE YOUR SHARES

Your vote is important. You may vote if you were a shareholder on March 8, 2023. Whether or not you plan to attend the annual meeting, please cast your vote as promptly as possible using one of these methods:

Online before the meeting	By Phone	By Mail
www.envisionreports.com/sasr (record holders) www.proxyvote.com (beneficial owners)	Call the phone number on your proxy card (record holders) or voting instruction form (beneficial owners)	Complete, sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)

BOARD OF DIRECTORS

Name	Occupation	Age	Independent	Director Since

Mona Abutaleb Stephenson	CEO of Medical Technology Solutions, LLC	60	✓	2015		M	M

Ralph F. Boyd	President and CEO of SOME, Inc.	66	✓	2012			C	M	M

Kenneth C. Cook	Retired. Former EVP, President of Commercial Banking at Sandy Spring Bank	62		2023		M

Mark E. Friis	Chair (former CEO) of Rogers Consulting, Inc.	67	✓	2005		C		M	M

Brian J. Lemek	Owner of Lemek, LLC, a franchisee for Panera Bread bakery-cafes.	59	✓	2020	M		M

Pamela A. Little	CFO of Nathan, Inc.	69	✓	2005	C			M	M

Walter C. Martz II	Managing Member of Walter C. Martz LLC law firm.	71	✓	2020	M

Mark C. Michael	Fellow at the Harvard Advanced Leadership Initiative	60	✓	2018			M

Mark C. Micklem	Retired. Former Managing Director and Head of Financial Services Investment Banking at Robert W. Baird & Co.	64	✓	2019	M	M

Christina B. O’Meara	President and founder of O’Meara Properties	69	✓	2020			M

Robert L. Orndorff(1)	President and founder of RLO Contractors, Inc.	66	✓	1991	M	M	M	M	C

Craig A. Ruppert	President and CEO of The Ruppert Companies	69	✓	2002				C	M

Daniel J. Schrider(2)	President and CEO Sandy Spring Bancorp, Inc. and Sandy Spring Bank	58		2009		M			M

Ages as of March 8, 2023

(1) Lead Independent Director

(2) Board Chair

M = Member

C = Chair

2	| Notice and Proxy Statement | 2023

PROXY SUMMARY

BOARD COMPOSITION

GOVERNANCE HIGHLIGHTS

Election of directors by majority vote	✓	Continuing director education program	✓

Mandatory director retirement age of 72	✓	Stock ownership guidelines for directors and executive officers	✓

Lead Independent Director with clearly-defined responsibilities	✓	Anti-hedging policy	✓

Independent directors meet regularly in executive session	✓	Clawback policy	✓

Audit, Compensation and Nominating and Governance Committees consist solely of independent directors	✓	Code of Ethics and Business Conduct available on website	✓

Audit Committee meets with auditor in executive session	✓	Corporate governance policies available on website	✓

Oversight of enterprise risk through Board Risk Committee	✓	One share, one vote structure	✓

Annual board evaluations	✓	No shareholder rights plan	✓

| Notice and Proxy Statement | 2023	3

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently has 13 members. Under our Articles of Incorporation and Bylaws, the Board is authorized to fix the number of directors, up to a maximum of 15. The Board currently is divided into three classes, with only one class of directors being elected each year and each class serving a three-year term. The Board has approved amendments to our Articles of Incorporation to declassify the Board so that directors are elected annually by shareholders. If these amendments are approved by shareholders (see Proposal 2 on page 55), nominees will be elected for a one-year term beginning in 2024.

The Board has nominated four Class II directors for election for a three-year term expiring in 2026. They are Mark E. Friis, Brian J. Lemek, Pamela A. Little and Craig A. Ruppert. The Board has also nominated Kenneth C. Cook for a two-year term expiring in 2025. All Class II director-nominees are incumbent directors who have been elected previously by the shareholders. Mr. Cook was appointed to the Board in October 2022 effective upon his retirement as an executive officer of the company on February 28, 2023. Each nominee has consented to be nominated and has agreed to serve, if elected. If any person nominated by the Board is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for the election of another candidate as the present Board may designate, or our Board may choose to reduce its size.

BOARD DIVERSITY

Our Board values diversity (inclusive of gender, race and ethnicity) and seeks to include directors with a broad range of backgrounds, professional experience, perspectives and skills. In compliance with Nasdaq Listing Rules, the following chart shows the diversity of the Board:

Board Diversity Matrix

Total Number of Directors	As of March 8, 2023 13		As of March 9, 2022 12

	Female	Male	Female	Male

Gender Identity

Directors	3	10	3	9

Demographic Background

African American or Black		1		1

White	3	9	3	8

4	| Notice and Proxy Statement | 2023

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR SKILLS

Our directors bring a balance of skills, qualifications and experience to their oversight of our company, as shown in the matrix below. The matrix identifies certain skills, qualifications and experience that the Board believes are relevant to our business. A director may possess other skills, qualifications and experience not indicated in the matrix that may be relevant and valuable to their service on our Board.

	Abutaleb	Boyd	Cook	Friis	Lemek	Little	Martz	Michael	Micklem	O’Meara	Orndorff	Ruppert	Schrider

SKILL/EXPERIENCE

Executive Leadership

Experience in an executive leadership position provides the perspective required to understand and direct business operations, analyze risk, manage human capital, oversee implementation of organizational change, and develop and execute strategic plans.

	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓

Consumer Business and Financial Services

Experience with consumer products and services or the financial services industry provides insight that assists the Board in overseeing the operation of our business and implementation of our strategic plan.

	¡	¡	●	¡	¡	¡		¡	●	¡	¡	¡	●

Financial Reporting and Accounting

Knowledge of or experience in accounting, financial reporting or auditing processes and standards assists the Board in overseeing our financial position and condition and ensuring accuracy and transparency in reporting.

	●	¡	●	¡	¡	●		●	●		¡	¡	●

Legal and Regulatory

Understanding legal risks and obligations and experience with regulated businesses, regulatory requirements and relationships with regulators is important because we operate in a regulated industry.

	¡	●	●	¡		¡	●	¡	¡		¡	¡	●

Risk Management

Risk is inherent in the operation of our business. Having directors with experience and expertise in risk management allows the Board to provide guidance in its independent oversight of the design and implementation of our risk management framework.

	●	¡	●	¡	●	●	¡	¡	¡		¡	●	●

Technology/Information Security/Cybersecurity

Experience with and understanding of technology, information systems and/or cybersecurity is important in overseeing our ongoing investment in and development of critical technology, as well as the security of our operations, assets and systems.

	●		●	¡	●	●		¡	¡		¡	¡	●

Human Capital Management

Directors with an understanding of human capital management and compensation help the Board to effectively oversee our efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers.

	●	¡	●	¡	●	●		●	●	¡	¡	●	●

Commercial Real Estate/Market Knowledge

Directors with experience in commercial real estate in our service area provide insight into our strategic planning, risk management, our market area and the needs of the local communities we serve.

	●	●	●	●	●	¡	¡	¡	¡	●	¡	●	●

Public Company Governance

Knowledge of public company governance practices and policies assists the Board in considering and adopting corporate governance practices, interacting with stakeholders and understanding the impact of various policies on our business.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

●	Technical or Managerial Expertise – derived from direct and hands-on experience or director managerial experience with the subject matter during his/her career.

¡	Working Knowledge – derived through Board or relevant committee membership at Sandy Spring or another company, executive leadership of a company in the relevant industry, consulting, investment banking, or private equity investing.

| Notice and Proxy Statement | 2023	5

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINATION PROCESS

The Nominating and Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each annual meeting of shareholders. All director nominees are expected to exhibit high standards of integrity and independence of thought and judgment, participate in a constructive and collegial manner, and be willing to devote sufficient time to carrying out the duties and responsibilities of a director.

The Nominating and Governance Committee assesses the skill areas currently represented on the Board, as well as those skill areas represented by directors expected to retire from the Board in the near future, against the skills matrix described above. The committee also considers recommendations from members of the Board regarding skills that could improve the overall ability of the Board to carry out its function. Based on this analysis, the committee targets specific skill areas or experience as the focus of consideration for new directors to join the Board.

The Nominating and Governance Committee also considers whether the candidate would enhance the diversity of the Board in terms of gender, ethnicity, race, experience and skills.

The Nominating and Governance Committee may retain an independent search firm to assist with identifying director candidates, and individual Board members are encouraged to submit potential nominees to the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement. Shareholders may also submit suggestions for qualified director candidates to the Corporate Secretary at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Submissions should include information regarding a candidate’s background, qualifications, experience and willingness to serve as a director. The Nominating and Governance Committee has not adopted any specific procedures for considering the recommendation of director nominees by shareholders, but will consider shareholder nominees on the same basis as other nominees. Please see “Proposals for the 2024 Annual Meeting of Shareholders” on page 65 for important information for shareholders who intend to submit a director nomination for the 2024 annual meeting of shareholders.

VOTING STANDARD FOR UNCONTESTED ELECTIONS

With respect to the election of directors, a majority of votes cast at the annual meeting is required to elect a nominee as a director. In an uncontested election, an incumbent director-nominee who fails to receive more votes “for” than “against” will promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Governance Committee will consider the resignation, taking into consideration any information it deems to be appropriate and relevant, and make a recommendation to the Board, which shall promptly disclose its decision and the basis for its decision.

6	| Notice and Proxy Statement | 2023

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AND CONTINUING DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW AS A DIRECTOR.

CLASS II DIRECTOR-NOMINEES – FOR TERMS EXPIRING AT THE 2026 ANNUAL MEETING

MARK E. FRIIS

About

Mr. Friis is currently the chair of Rodgers Consulting, Inc., having previously served as the firm’s President and CEO from 2001-2016. Headquartered in Germantown, Maryland, Rodgers Consulting is a land development planning and engineering firm; specializing in town planning, urban design, development entitlements, site engineering and natural resource management for developers, builders, institutions and corporations in the suburban Maryland region. Mr. Friis is a member of the Urban Land Institute, the Maryland Building Industry Association, and the American Planning Association. He holds an undergraduate degree from the University of Maryland and a graduate degree from Hood College, where he currently serves on the Board of Trustees.

BRIAN J. LEMEK

About

Mr. Lemek is the founder and owner of Lemek, LLC, the franchisee for Panera Bread bakery-cafes in the state of Maryland. Lemek, LLC currently owns and operates over 50 locations. In 2010, Mr. Lemek founded Lemek Slower Lower LLC, which owns six Panera Bread Cafes in Southern New Jersey and Delaware. Mr. Lemek currently serves on the board of trustees of his alma mater, Saint Ambrose University in Davenport, Iowa, where he chairs the Building & Grounds Committee.

| Notice and Proxy Statement | 2023	7

PROPOSAL 1: ELECTION OF DIRECTORS

PAMELA A. LITTLE

About

Ms. Little is the Chief Financial Officer of Nathan, Inc., a private international economic and analytics consulting firm that works with government and commercial clients around the globe. From 2014 to 2018, she was the Executive Vice President and Chief Financial Officer of Modern Technology Solutions Inc., an employee-owned government contractor, for which she remains on the board of directors. Ms. Little has over 35 years of experience working with companies ranging from privately held start-up firms to large, publicly traded government contracting firms. Ms. Little also serves on the board of Excella, a management and technology consulting firm in Northern Virginia, and is a Trustee of Norwich University.

CRAIG A. RUPPERT

About

Mr. Ruppert is the founder, President and CEO of The Ruppert Companies, which is comprised of Ruppert Landscape, Inc., one of the largest commercial landscape construction and management companies in the US, located in seven states and the District of Columbia; Ruppert Nurseries, Inc., a premier large-caliper wholesale tree growing and moving operation in the eastern US; and Ruppert Properties, LLC, an industrial and office property development and management company in the Washington/Baltimore metropolitan region. A noted entrepreneur and philanthropist, Mr. Ruppert was inducted into the Washington Business Hall of Fame In 2021.

8	| Notice and Proxy Statement | 2023

PROPOSAL 1: ELECTION OF DIRECTORS

CLASS III DIRECTOR-NOMINEE – FOR TERM EXPIRING AT THE 2025 ANNUAL MEETING

KENNETH C. COOK

About

Mr. Cook retired in February 2023 as Executive Vice President and President of Commercial Banking for Sandy Spring Bank. Previously, Mr. Cook was Co-CEO of Revere Bank from 2010 to April 2020 when Revere Bank was acquired by Sandy Spring Bank. Prior to that time, he served as Regional President, Suburban Washington for PNC Bank from 2007 to 2010 and as President and CEO of Mercantile Potomac Bank from 1994 to 2007.

INCUMBENT CLASS I DIRECTORS – TERMS EXPIRING AT THE 2024 ANNUAL MEETING

RALPH F. BOYD

About

Mr. Boyd is the President and Chief Executive Officer for SOME, Inc. a Washington D.C. based inter-faith non-profit that provides emergency and food services, health care, substance abuse treatment and counseling, remedial education and employment training, and affordable housing with supportive services for seniors, veterans, and vulnerable individuals and families in our nation’s capital. Formerly, Mr. Boyd was Sr. Resident Fellow for Leadership and Strategy at the Urban Land Institute (ULI) from 2018-2020, and was CEO of ULI Americas from 2017-2018. Prior to that Mr. Boyd was CEO of the Massachusetts Region of The American Red Cross from 2014-2017. He is a Harvard Law School graduate and previously served as Assistant Attorney General for Civil Rights under President George W. Bush. From 2005 to 2012, Mr. Boyd also served variously as Chair, President and CEO of the Freddie Mac Foundation, Inc. Among other distinctions, Mr. Boyd currently serves as chair of the NHP Foundation, a national nonprofit developer and owner of multi-family affordable housing with resident services. Mr. Boyd is a director of InfuSystem Holdings, Inc. (NYSE American: INFU).

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PROPOSAL 1: ELECTION OF DIRECTORS

WALTER C. MARTZ II

About

Mr. Martz has practiced law for over 42 years and is currently the Managing Member of Walter C. Martz LLC, in Frederick, Md., a general law practice encompassing a broad spectrum of legal matters ranging from corporate matters and estate administration to complex real estate and commercial banking transactions. Mr. Martz has also served on the Maryland Tax Court located in Baltimore since 1980 and retired as the Chief Judge in 2022. Mr. Martz was a co-founder, director and vice chair of the board of BlueRidge Bank, which merged with Revere Bank in 2016.

MARK C. MICHAEL

About

In 2021, Mr. Michael became a Fellow at the Harvard Advanced Leadership Initiative located in Cambridge, Massachusetts. He is the co-founder of Occasions Caterers Inc., located in Washington, D.C. where he was CEO from 1986 to 2020 and remains a senior advisor. He also founded Protocol Staffing Services LLC, as well as Menus Catering, Inc. Mr. Michael was formerly on the President’s Council for Higher Achievement Program, and also served on the board of directors of DC Central Kitchen. He is a member of the US Chamber of Commerce, the Greater Washington Board of Trade, the Washington Convention and Visitors Bureau, and the International Society of Event Specialists.

10	| Notice and Proxy Statement | 2023

PROPOSAL 1: ELECTION OF DIRECTORS

ROBERT L. ORNDORFF

About

Mr. Orndorff is the founder and President of RLO Contractors, Inc., a leading residential and commercial excavating and grading company in central Maryland established in 1976. In 2002, RLO expanded to include a products division that provides aggregate, mulch, and specialized soil mixes including locally finished compost products. Mr. Orndorff’s experience in building a highly successful business with a strong reputation for quality, teamwork, and integrity is a testament to his leadership ability that is also strongly aligned with our culture and values.

DANIEL J. SCHRIDER

About

Mr. Schrider has been part of Sandy Spring Bank for more than 30 years. He joined our company in 1989 as a commercial lender, he become an executive and Sandy Spring Bank’s Chief Credit Officer in 2003, and he was named President and Chief Executive Officer in 2009. Mr. Schrider holds a bachelor’s degree from the University of Maryland and an MBA from Mount St. Mary’s University. Mr. Schrider is also a graduate of the American Bankers Association Stonier Graduate School of Banking. A leader among community bankers, Mr. Schrider has served previously as a director of the American Bankers Association, the chair of the Maryland Bankers Association, and a chair of the Stonier Graduate School of Banking Advisory Board.

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PROPOSAL 1: ELECTION OF DIRECTORS

INCUMBENT CLASS III DIRECTORS – TERMS EXPIRING AT THE 2025 ANNUAL MEETING

MONA ABUTALEB STEPHENSON

About

Ms. Abutaleb has been the Chief Executive Officer of Medical Technology Solutions, LLC, a provider of technology solutions for the healthcare industry, since December 2019. From 2013 to 2018, Ms. Abutaleb was the Chief Executive Officer of mindSHIFT Technologies, Inc., an IT outsourcing/managed services and cloud services provider, which was acquired by Ricoh Company, Ltd. in 2014. From 2006 to 2013, Ms. Abutaleb served as President and Chief Operating Officer of mindSHIFT. Ms. Abutaleb also served as Senior Vice President, Ricoh USA from 2015 to 2017 and Executive Vice President of Ricoh Global Services from 2017 to 2018. Ms. Abutaleb is also on the board of directors of Pentair plc (NYSE: PNR).

MARK C. MICKLEM

About

Mr. Micklem retired from Robert W. Baird & Co. Incorporated, in 2018 where he was a Managing Director and Head of Financial Services Investment Banking for 12 years. While at Baird, Mr. Micklem focused on providing capital financing and merger and acquisition advisory services to banks and other financial services companies. Prior to joining Baird, Mr. Micklem was head of the Financial Services Investment Banking Group at Legg Mason for 10 of his 21 years there. During his career, Mr. Micklem completed more than 250 financing and M&A advisory engagements for financial services companies.

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PROPOSAL 1: ELECTION OF DIRECTORS

CHRISTINA B. O’MEARA

About

Ms. O’Meara is president and founder of O’Meara Properties, a real estate brokerage, development, and management firm. She has extensive experience with commercial property and is a licensed real estate broker. Ms. O’Meara is an owner of Reliable Contracting Company and an officer of related companies. She is a former Legislation Committee chair for the Anne Arundel County Association of Realtors and a past land use chair for the Anne Arundel Trade Council. Ms. O’Meara is active in the global community to support education and basic needs for children. She currently serves as a director of Kaleidoscope Child Foundation.

| Notice and Proxy Statement | 2023	13

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices that promote the long-term interests of our shareholders and strengthen the accountability of our Board and management.

Our governance framework is set forth in our Corporate Governance Guidelines, committee charters and other key governance documents, which we review and modify on a regular basis to reflect best practices, recent developments, and legal and regulatory requirements. Our Corporate Governance Guidelines, committee charters and other key governance documents are available on our website at www.sandyspringbank.com by selecting “Investor Relations” at the top of the page, then “Governance Documents” under “Governance Information.”

DIRECTOR INDEPENDENCE

Nasdaq Listing Rules require that a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee be independent. In addition, our Corporate Governance Guidelines requires that a substantial majority of our directors be independent. A director may be determined to be independent only if the Board has determined that he or she has no relationship with the company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nominating and Governance Committee advises and makes recommendations to the Board regarding director independence. After considering the committee’s recommendation, the Board affirmatively determined that all current members of the Board, other than Mr. Schrider and Mr. Cook, are independent directors and independent for purposes of the committees on which they serve in accordance with applicable Nasdaq and Securities and Exchange Commission (SEC) independence rules and requirements. The Board determined that Mr. Schrider is not independent because he is employed as our President and Chief Executive Officer and Mr. Cook is not independent because he served as an employee of the company within the past three years.

To determine the independence of the directors, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and the company, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have deposit or credit relationships with, or received investment or wealth management services from, Sandy Spring Bank or one of its subsidiaries in the ordinary course of business. The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, and did not otherwise impair any director’s independence.

BOARD LEADERSHIP STRUCTURE

Our Board is led by the Chair. Under our Bylaws, the Chair is elected annually by the Board from among the directors and presides over each Board meeting and performs such other duties as may be incident to the office of the Chair.

Daniel Schrider serves as our Chair, President and Chief Executive Officer. The Board believes that combining the Chair and the Chief Executive Officer roles at this time supports clear accountability, effective decision-making and execution of corporate strategy.

The Board recognizes the importance of independent oversight over management and has created the position of Lead Independent Director, who is elected by the independent members of the Board. The responsibilities of the Lead Independent Director, as set forth in our Corporate Governance Guidelines, include:

•	Presiding at any meeting of the Board at which the Chair is not present, including at executive sessions for independent directors.

•	Calling meetings of the independent directors or of the Board at such time and place as he or she determines.

•	Providing input to the Chair on Board meeting agendas, and adding agenda items in his or her discretion.

•	Providing input to the Chair on meeting schedules to assure that there is sufficient time for discussion of all agenda items.

•	Providing input to the Chair on information submitted by management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties.

•	Facilitating communication between the Chief Executive Officer and the independent directors.

•	Functioning as a “sounding board” and advisor to the Chief Executive Officer on issues and other matters affecting the company.

•	If requested by major shareholders, being reasonably available for consultation or direct communication.

In addition, under the charter of the Executive Committee, the Lead Independent Director chairs the committee when the Board chair is not independent.

14	| Notice and Proxy Statement | 2023

CORPORATE GOVERNANCE

BOARD COMMITTEES

The Board has five standing committees: Audit, Compensation, Nominating and Governance, Risk and Executive. Each committee operates under a written charter, which may be found on our investor relations website at www.sandyspringbank.com. In 2022, the Board reorganized its committee functions by transferring oversight of governance matters to the Nominating Committee and renaming it the Nominating and Governance Committee. At the same time, the Executive and Governance Committee became the Executive Committee.

| AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility for:

•  the integrity of the company’s accounting and financial statements and reporting processes;

•  the qualifications, independence, and performance of the independent auditors; and

•  the qualifications and performance of the company’s internal audit function.

The Audit Committee is also responsible for:

•  the appointment, compensation, retention and oversight of the company’s independent auditors;

•  pre-approval of all audit and permissible non-audit services to be performed by the company’s independent auditors;

•  reviewing all major financial reports in advance of filing or distribution, including the company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings press releases; and

•  reviewing the effectiveness of the company’s system of internal controls.

All members are financially literate as required by the Nasdaq listing rules.

All members are independent and meet additional Nasdaq and SEC independence standards for audit committee members.

The Board has determined that Pamela A. Little and Mark C. Micklem are each an audit committee financial expert as defined by the SEC.

Committee Chair: Pamela A. Little

Other Committee Members
Brian J. Lemek Walter C. Martz II Mark C. Micklem Robert L. Orndorff
Meetings in 2022: 8

| COMPENSATION COMMITTEE

The responsibilities of the Compensation Committee include:

•  developing our executive compensation philosophy and reviewing and approving compensation and benefit programs applicable to the company’s executive officers, including base salary, incentive compensation, equity awards, and retirement benefits.

•  reviewing and recommending to the Board the compensation of the company’s non-employee directors;

•  assessing whether the company’s compensation programs generally are designed in a manner that does not encourage or reward unnecessary or excessive risk-taking;

•  administering the company’s equity compensation plans;

•  oversight of the company’s human capital management strategy, including initiatives on diversity, equity and inclusion, employee well-being and engagement; and

•  retaining and overseeing an independent compensation consultant to support the committee, approving related fees and engagement terms, and determining that the consultant’s work raises no conflicts of interest.

All members are independent and meet additional Nasdaq and SEC independence standards for compensation committee members.

Committee Chair: Ralph F. Boyd

Other Committee Members
Mona Abutaleb Stephenson Brian J. Lemek Mark C. Michael Christina B. O’Meara Robert L. Orndorff
Meetings in 2022: 7

| Notice and Proxy Statement | 2023	15

CORPORATE GOVERNANCE

| NOMINATING AND GOVERNANCE COMMITTEE

The responsibilities of the Nominating and Governance Committee include:

•  reviewing the composition of the Board at least annually to ensure the Board reflects the desired skills, experience, diversity, and other qualifications as well as affirming whether each director qualifies as “independent” as defined by Nasdaq Listing Rules;

•  recommending the appropriate size of the Board;

•  identifying, screening and reviewing individuals qualified to serve as directors, consistent with the criteria developed and approved by the Board; and

•  recommending to the Board for approval the candidates for nomination for election or re-election by the shareholders.

•  reviewing the company’s Corporate Governance Guidelines at least annually and making recommendations for updates;

•  oversight of the annual evaluation of the CEO and executive succession planning;

•  managing the Board’s process of annual evaluation;

•  oversight of ethics and business conduct; and

•  oversight of the company’s policies and practices on significant issues of corporate social responsibility including environmental, social, and corporate governance (ESG) and sustainability.

All members are independent.

Committee Chair: Craig A. Ruppert

Other Committee Members
Ralph F. Boyd Mark E. Friis Pamela A. Little Robert L. Orndorff
Nominating and Governance Committee Meetings in 2022: 1
Nominating Committee Meetings in 2022: 1

| RISK COMMITTEE

The Risk Committee assists the Board in its oversight of the company’s enterprise risk management.

The responsibilities of the Risk Committee include:

•  monitoring the direction and trend of major risks relative to our business operations and strategies;

•  reviewing and recommending to the Board updates to our enterprise risk management structure and risk appetite statement at least annually;

•  reviewing and approving significant risk management policies and controls that reflect our risk management philosophy, principles, and limits consistent with the risk appetite statement; and

•  receiving comprehensive reports on enterprise level risk exposures and measurements, including relevant forecast information, and risk management programs including cybersecurity, business continuity, vendor management, and regulatory compliance.

All members are independent, except for Mr. Schrider and Mr. Cook.

Committee Chair: Mark E. Friis

Other Committee Members
Mona Abutaleb Stephenson Kenneth C. Cook Mark C. Micklem Robert L. Orndorff Daniel J. Schrider
Meetings In 2022: 6

16	| Notice and Proxy Statement | 2023

CORPORATE GOVERNANCE

| EXECUTIVE COMMITTEE

The Executive Committee is authorized to exercise the authority of the Board between regular meetings, except to the extent limited by law or the company’s charter documents.

All members are independent, except for Mr. Schrider.

Committee Chair: Robert L. Orndorff

Other Committee Members
Ralph F. Boyd Mark E. Friis Pamela A. Little Craig A. Ruppert Daniel J. Schrider
Executive and Governance Committee Meetings in 2022: 4
Executive Committee Meetings in 2022: 0

BOARD OVERSIGHT OF RISK

We believe that a strong risk management culture is vital to the success of our business. To mitigate the risks inherent in our business, we foster a culture that makes managing risk everyone’s responsibility at all levels of the company.

We have implemented a formal risk management framework that establishes the program by which we identify, assess, measure, monitor, report and control risks across the company. The risk management framework is designed to link risk appetite, and related risk monitoring and reporting, with our business strategy and capital plans. The risk management framework describes our risk management approach, including the adoption of the three lines of defense risk model, and outlines our risk management governance structure, including the roles of the Board, management, lines of business and internal audit. The Risk Committee reviews the risk management framework at least annually, or more often as needed to address changes in our risk profile or risk management best practices.

We have also adopted a risk appetite statement that identifies the level of risk we are willing to accept in pursuit of our strategic objectives. Our risk appetite is articulated through qualitative statements and quantitative metrics that cover the broad array of risks relevant to the company, including credit, market, liquidity, capital, operational, strategic and reputational risks. The Board reviews and approves our risk appetite statement annually. On a quarterly basis, we evaluate the risks facing the company and our risk appetite metrics against the risk appetite statement to ensure that our operations align with our risk appetite.

| Notice and Proxy Statement | 2023	17

CORPORATE GOVERNANCE

The Board is responsible for overseeing our risk management processes by informing itself about our material risks and evaluating whether management has reasonable risk management and control processes in place to address those risks. The Board oversees risk management through the actions of the Board, including approval and oversight of our risk appetite statement, strategic plan, capital plan and financial plan, and the activities of its committees.

Board of Directors

Risk Committee

The Risk Committee has primary responsibility for overseeing our risk management framework. The committee reviews and approves our risk appetite statement, key risk management policies and the charter of the Executive Risk Committee, monitors compliance with the risk management framework and risk limits, and oversees the work of our risk management function. The committee oversees credit risk, including lending and credit policies and asset quality, financial risk, including interest rate risk, liquidity risk, capital risk and market risk, and operational risk, including compliance risk, business continuity planning, information and cyber security risk, and third-party risk. The committee receives a quarterly enterprise risk report as well as regular updates on key and emerging risks. The Risk Committee reports regularly to the Board regarding material matters discussed at meetings of the Risk Committee, as well as the current status of risk and action items.

Audit Committee

The Audit Committee plays a significant role in the Board’s exercise of its risk oversight responsibilities. This committee has primary oversight of risks arising from our financial reporting, internal control processes and public disclosure. The Audit Committee reviews management’s assessment of our internal control over financial reporting, meets regularly with our independent auditors to discuss the results of their quarterly reviews and annual audit, and receives internal audit reports that enable it to monitor operational risk throughout the company. To ensure candid reporting, the Audit Committee meets in separate executive sessions with our independent auditors and Chief Internal Auditor. The committee coordinates any substantive or systemic findings with the Risk Committee through a liaison member who serves on both committees. The Audit Committee regularly reports to the Board on its risk management activities.

Compensation Committee

The Compensation Committee has primary oversight of risks arising from our incentive compensation plans and programs. On an annual basis, the committee receives a risk assessment that enables the committee to determine whether our incentive compensation plans and programs create risks that are likely to have a material adverse effect or would encourage excessive risk-taking.

Nominating and Governance Committee	The Nominating and Governance Committee oversees risks relating to our corporate governance structure, board leadership and effectiveness, and management and board succession planning.

Board Oversight of Cybersecurity Risk

Our Board recognizes our responsibility to protect the data provided by our clients and employees, understands how cyber risks could disrupt our operations, and is cognizant of the increasing risks and threats associated with the use of digital technology. Through the efforts of the Risk Committee, the Board oversees our continuing efforts to strengthen our information security infrastructure and staffing and enhance our technology controls and cybersecurity defenses.

As part of its oversight of operational risk, the Risk Committee is responsible for the oversight of information security and cybersecurity risk management. Our Chief Information Security Officer regularly reports to the Risk Committee on security events, testing, training, audits, new system assessments and vendor performance. These reports address topics such as the threat environment and vulnerability assessments, results of penetration testing, results of key cyber risk indicators and performance metrics, and our efforts to detect, prevent and respond to internal and external critical threats. The Risk Committee receives periodic updates on information security risk, the maturity of our information security program, and updates on related investments and results. On an annual basis, the Risk Committee reviews and approves our information security program and information security policy.

18	| Notice and Proxy Statement | 2023

CORPORATE GOVERNANCE

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Strengthening our communities through our products and services, investing in our communities and serving our neighbors and friends has always been at the heart of our mission as a community financial institution. As investors and the business community coalesce around the importance of environmental, social and governance issues (ESG), we are developing an approach to corporate and environmental sustainability that aligns with the nature of our business and the evolution of ESG principles in the financial services industry. In 2023, we published our third Corporate Responsibility Report, which summarizes our efforts and performance on ESG matters that we and our stakeholders view as among the most important to our business.

The Board has responsibility for overseeing policies, programs and strategies related to ESG matters and receives updates, at least annually, from management on ESG matters, including investor sentiment, our Corporate Responsibility Report, and ESG initiatives. Board committees also play an important role in oversight of ESG matters. The Nominating and Governance Committee oversees our policies and practices on significant issues of corporate social responsibility and sustainability. The Compensation Committee assists the Board in the oversight of our human capital management strategy, including strategies and initiatives on diversity, equity, and inclusion, employee well-being and engagement.

ENVIRONMENT

We recognize that we all have a role to play in environmental sustainability and combatting climate change. We foster sustainability by:

•  embracing digital tools to reduce paper usage and reliance on paper intensive processes

•  reducing waste and energy and resource usage in our facilities

•  financing clean energy and energy efficiency projects

SOCIAL

We believe that all members of our communities should have the opportunity to enjoy prosperous and fulfilling lives and that our success should enrich all stakeholders. We help lift up our clients and our communities by:

•  making financial products and services accessible and affordable

•  supporting area non-profit organizations that promote affordable housing, financial literacy, education, and health and wellness

•  volunteering with organizations across our footprint

PEOPLE

Attracting, retaining and developing a diverse, highly skilled workforce where employees feel included, respected and valued is key to our ability to deliver a remarkable client experience. We create a great place to work by:

•  building a diverse and inclusive workplace where all backgrounds, experience, interests and skills are respected, appreciated and encouraged

•  providing employees with opportunities to advance and grow their careers with our company through systematic talent management, career development and succession planning

•  delivering competitive compensation and benefits that exceed expectations

GOVERNANCE

We believe in strong governance and a culture of ethics and integrity in all that we do. We live these principles by:

•  adopting Corporate Governance Guidelines that promote sound and effective governance

•  adhering to a Code of Ethics and Business Conduct that sets expectations aligned with our core values

•  creating a culture of risk management in which managing risk is everyone’s responsibility at all levels of the company

| Notice and Proxy Statement | 2023	19

CORPORATE GOVERNANCE

2022 ESG HIGHLIGHTS

$662K donated to 135 local nonprofits	Financing clean energy through Montgomery County Green Bank and DC Green Bank

over 5,200 employee volunteer hours	Lent $187M to first-time home buyers

Launched low-cost Bank On certified account to reach un- and under-banked customers	57% women in workforce

41% people of color in workforce	Formed employee teams to lead development of diversity, equity and inclusion plan
Reduced purchased paper nearly 50% from 2019 level	Adopted majority vote standard for director elections

For more detailed information, please see our Corporate Responsibility Report, which is available on our website at www.sandyspringbank.com. Information on our website is not incorporated by reference into this proxy statement. Additional disclosures about human capital management can be found in our 2022 Annual Report on Form 10-K filed with the SEC.

BOARD SELF-ASSESSMENT

The Board has established an annual self-assessment process that evaluates a different aspect of the Board’s effectiveness each year. On a rotating basis, the directors evaluate the Board as a whole, the Board committees, and individual director performance. The self-assessment process, which is managed by the Nominating and Governance Committee, involves completion of annual surveys, review and discussion of the results of the surveys by both the committee and the Board, as well as with individual directors in the case of peer evaluations, and communication of feedback to management to improve policies, processes and procedures to support Board and committee effectiveness. In 2022, the Board completed an evaluation of individual director performance.

BOARD EDUCATION

We believe that continuing director education is essential to the ability of directors to fulfill their roles. We provide both internal and external educational opportunities and association memberships for our directors. We encourage directors to participate in external continuing director education programs, and we reimburse directors for their expenses associated with such activities. Continuing director education also is provided during Board meetings and as stand-alone information sessions outside of meetings. Our Board hears from management as well as from subject matter experts on corporate governance and other matters relevant to Board service, including matters related to the financial services industry.

BOARD AND COMMITTEE MEETING ATTENDANCE

During 2022, the Board held nine regular meetings and one special meeting. In 2022, directors attended 96% of total Board and committee meetings, and each of the directors attended at least 75% of the total meetings of the Board and the committees on which he or she served in 2022.

20	| Notice and Proxy Statement | 2023

CORPORATE GOVERNANCE

ANNUAL MEETING ATTENDANCE

Directors are expected to attend our annual meeting of shareholders. All of our directors serving at the time of the 2022 annual meeting attended the 2022 virtual annual meeting via teleconference.

CODE OF ETHICS AND BUSINESS CONDUCT

Our Board has adopted a Code of Ethics and Business Conduct (the Code) applicable to all directors, officers, and employees of the company. The Code of Ethics and Business Conduct may be found on our investor relations website at www.sandyspringbank.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code that is required to be disclosed under the applicable rules of the SEC, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

STOCK OWNERSHIP REQUIREMENTS FOR DIRECTORS

Our Corporate Governance Guidelines require that directors own Sandy Spring stock equal in value to at least four times the annual cash retainer paid by us for service as a director. Non-employee directors are expected to meet this ownership requirement within four years of joining the Board and to retain all shares of Sandy Spring stock received pursuant to their service as a Board member for as long as they serve as directors of the company.

Compliance with the minimum stock ownership level is determined annually on each December 31 by multiplying the number of shares owned by the average closing price of Sandy Spring stock during the preceding 12-month period. Sandy Spring stock holdings that count toward meeting the ownership requirements include (i) shares owned directly or beneficially by the director or in the name of an immediate family member and (ii) restricted shares and shares issuable upon settlement of restricted stock units.

All of the directors exceed the minimum ownership requirements of the policy.

PROHIBITION ON HEDGING AND PLEDGING

Under our Insider Trading Policy, our directors, officers and employees may not at any time buy or sell options on company securities or other derivative securities that reference company securities and may not enter into hedging or similar transactions that are designed to offset any decrease in the market value of company securities. In addition, our directors and executive officers are prohibited from trading company securities on margin, borrowing against any account in which company securities are held, or pledging company securities as collateral for any loan. Our policy also prohibits directors and executive officers from engaging in short sales of Sandy Spring stock.

| Notice and Proxy Statement | 2023	21

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate our non-employee directors with a combination of cash and equity awards. Directors who are employees of our company do not receive additional compensation for their service as Board members.

The Compensation Committee periodically reviews our non-employee director compensation program. Any changes proposed by the Compensation Committee must be approved by the Board. During 2022, after consultation with the Compensation Committee’s independent compensation consultant, including an analysis of pay levels at the same peer companies used to evaluate the compensation of our named executive officers, the Compensation Committee recommended changes to our director compensation program, which were approved by the Board. These changes, which targeted non-employee director compensation at the peer group median, included eliminating meeting attendance fees and adjustments to cash and equity retainers.

Our non-employee director compensation program currently consists of the following:

Annual restricted stock unit grant	$50,000

Annual cash retainer	$50,000

Board chair annual cash retainer (if applicable)	$55,000

Lead Independent Director annual cash retainer (if applicable)	$55,000

Additional annual cash retainer for committee chairs:

Audit Committee	$20,000

Risk Committee	$17,500

Compensation Committee	$15,000

Nominating and Governance Committee	$15,000

Additional annual cash retainer for committee members

Audit Committee	$10,000

Risk Committee	$9,000

Compensation Committee	$7,500

Nominating and Governance Committee	$7,500

All directors of our company also serve as directors of Sandy Spring Bank, for which they do not receive any additional compensation.

Restricted stock units vest on the first anniversary of the date of grant, and vesting accelerates upon the permanent departure from the Board other than removal for just cause. Dividend equivalents are paid on the award when dividends are paid on shares of our common stock.

DEFERRED FEE ARRANGEMENTS

Directors are eligible to defer all or a portion of their fees under the Director Deferred Fee Plan. The amounts deferred accrue interest at 120% of the long-term Applicable Federal Rate, which is not considered “above market” or preferential. Except in the case of financial emergency, deferred fees and accrued interest are payable only following termination of a director’s service, at which time the director’s deferral account balance will be paid in a lump sum. Mr. Orndorff is a party to a Directors’ Fee Deferral Agreement, under which deferrals ceased in 2004, pursuant to which his beneficiary would receive a death benefit equal to the greater of the projected retirement benefit or the combined deferral account balance under the two fee deferral arrangements should his death occur while actively serving as a member of the Board.

22	| Notice and Proxy Statement | 2023

DIRECTOR COMPENSATION

2022 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows the compensation received during 2022 by our non-employee directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Mona Abutaleb Stephenson	61,675	50,033	2,487	114,195

Ralph F. Boyd	70,800	50,033	2,487	123,320

Mark E. Friis	74,800	50,033	5,487	130,230

Brian J. Lemek	60,425	50,033	2,496	112,954

Pamela A. Little	75,425	50,033	2,487	127,945

Walter C. Martz II	51,100	50,033	3,696	104,829

Mark C. Michael	49,525	50,033	2,487	102,045

Mark C. Micklem	61,550	50,033	2,543	114,126

Christina B. O’Meara	50,925	50,033	2,496	103,454

Robert L. Orndorff	120,050	50,033	2,487	172,570

Craig A. Ruppert	62,175	50,033	2,487	114,695

(1)	All or a portion of the reported cash compensation may be deferred under the Director Fee Deferral Plan.

(2)

On May 25, 2022, each director serving at the time was granted 1,229 restricted stock units. The value reported represents the grant date fair value of the award computed in accordance with FASB ASC Topic 718. On December 31, 2022, Ms. Abutaleb, Mr. Boyd, Mr. Friis, Ms. Little, Mr. Michael, Mr. Micklem, Mr. Orndorff and Mr. Ruppert each held 2,185 restricted stock units, and Ms. O’Meara, Mr. Lemek, and Mr. Martz each held 2,251 restricted stock units.

(3)	Amounts in this column represent dividends paid on restricted stock, dividend equivalents paid on restricted stock units and meeting fees for attendance at advisory board meetings.

| Notice and Proxy Statement | 2023	23

TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written policy and procedures for the review, approval or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. Related persons include our directors and executive officers and members of their immediate families. To help identify related person transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or is proposed to have with the company. The policy applies to any transaction in which our company is a participant, any related party has a direct or indirect material interest, and the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K, including banking, insurance, trust and wealth management services provided to related parties on substantially the same terms for comparable services provided to unrelated third parties. In addition, loans to related parties are excluded from the policy, but only if the loan (i) is made in the ordinary course of business, (ii) is on market terms or terms that are no more favorable than those offered to unrelated third parties, (iii) when made does not involve more than the normal risk of collectability or present other unfavorable features, (iv) would not be disclosed as nonaccrual, past due, restructured or a potential problem loan, and (v) complies with applicable law.

The Audit Committee, with assistance from our General Counsel, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving our company or its subsidiaries and related parties.

As required by federal regulations, extensions of credit by Sandy Spring Bank to directors and executive officers are subject to the procedural and financial requirements of Regulation O of the Board of Governors of the Federal Reserve System, which generally require advance approval of such transactions by disinterested directors. Extensions of credit to our directors or officers are subject to approval by the disinterested members of the Board per the terms of Regulation O and our policy.

24	| Notice and Proxy Statement | 2023

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP INFORMATION

5% OWNERS OF COMPANY STOCK

The following table provides information about those holders known to us to be the beneficial owners of 5% or more of our outstanding shares of common stock as of December 31, 2022.

Name and Address	Number of Shares	Percentage of Common Stock Outstanding

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	4,411,976(1)	9.9%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	2,839,370(2)	6.4%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX 78746	2,508,246(3)	5.6%

(1)

According to the Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 24, 2023, BlackRock, Inc., had sole voting power with respect to 4,115,596 shares and sole dispositive power with respect to 4,411,976 shares.

(2)

According to the Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, The Vanguard Group had shared power to vote 42,044 shares, sole dispositive power with respect to 2,754,018, and shared dispositive power with regard to 85,352 shares.

(3)

According to the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 10, 2023, Dimensional Fund Advisors had sole voting power with respect to 2,462,692 shares and sole dispositive power with respect to 2,508,246 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

| Notice and Proxy Statement | 2023	25

STOCK OWNERSHIP INFORMATION

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of February 8, 2023, with respect to the shares of common stock beneficially owned by each director and director-nominee, by the 2022 named executive officers, and by all directors and executive officers as a group. No individual holds more than 1% of the total outstanding shares of common stock. All directors and executive officers as a group beneficially own 3.2% of our outstanding common stock.

Name	Shares Owned(1)(2)	Restricted Stock Awards(3)	Right to Acquire(4)	Total Beneficial Ownership	Additional Stock Units(5)	Total

Non-Employee Directors

Mona Abutaleb Stephenson	5,570		442	6,012	1,742	7,754

Ralph F. Boyd	8,815		442	9,257	1,742	10,999

Kenneth C. Cook(6)	218,801	3,655	109,985	332,441	12,720	345,161

Mark E. Friis(7)	45,509		442	45,951	1,742	47,693

Brian J. Lemek	249,882		515	250,397	1,742	252,139

Pamela A. Little	27,610		442	28,052	1,742	29,794

Walter C. Martz II(8)	31,237		515	31,752	1,742	33,494

Mark C. Michael	24,730		442	25,172	1,742	26,914

Mark C. Micklem	14,225		442	14,667	1,742	16,409

Christina B. O’Meara(9)	45,764		515	46,279	1,742	48,021

Robert L. Orndorff(10)	169,043		442	169,485	1,742	171,227

Craig A. Ruppert	113,509		442	113,951	1,742	115,693

Named Executive Officers

Daniel J. Schrider(11)	108,053	11,913	3,121	123,087	37,521	160,608

Philip J. Mantua(12)	59,049	4,512	1,014	64,575	13,576	78,151

Joseph J. O’Brien, Jr.(13)	56,190	5,924	1,425	63,539	18,202	81,741

R. Louis Caceres	39,590	4,121	1,014	44,725	12,720	52,783

All directors and executive officers as a group (21 persons)	1,284,843	44,208	125,679	1,454,730	150,938	1,605,668

(1)

Under the rules of the SEC, an individual is considered to “beneficially own” any share of common stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security.

(2)	Only whole shares appear in the table. Fractional shares that may arise from reinvested dividends are not shown.

(3)	Includes restricted stock awards as to which the holder has voting power.

(4)

Includes shares that the named individual or group has the right to acquire through the exercise of vested stock options and shares that the named individual or group has the right to acquire through the vesting of restricted stock units within 60 days of February 8, 2022.

(5)	Includes restricted stock units and performance-based restricted stock units, reported at target levels, as to which no voting or investment power exists.

(6)	Includes 2,716 shares held through employee benefit plans.

(7)	Includes 30,782 shares owned by Mr. Friis’ Living Trust for which Mr. Friis and his spouse share investing and voting power.

(8)	Includes 2,183 shares held in three trusts for which Mr. Martz is trustee. Mr. Martz has no pecuniary interest these holdings.

(9)	Includes 7,343 shares owned by Ms. O’Meara’s spouse.

(10)	Includes 157,380 shares owned by trusts for which Mr. Orndorff and his spouse, as co-trustees, share investment and voting power.

(11)	Includes 6,893 shares held through employee benefit plans.

(12)	Includes 12,319 shares held through employee benefit plans.

(13)	Includes 5,674 shares held through employee benefit plans.

26	| Notice and Proxy Statement | 2023

STOCK OWNERSHIP INFORMATION

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Specific dates for such filings have been established by the SEC, and we are required to report in this proxy statement any failure to file reports in a timely manner In 2022.

Based solely on the review of the copies of forms we have received and written representations from each person, all of the executive officers and directors have complied with filing requirements applicable to them with respect to transactions during 2022.

| Notice and Proxy Statement | 2023	27

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section describes our executive compensation philosophy, the material components of our compensation program, and the factors used for determining compensation earned by the following persons who were our named executive officers, or “NEOs,” in 2022:

Daniel J. Schrider

President and Chief Executive Officer

Philip J. Mantua

Executive Vice President and Chief Financial Officer

Joseph J. O’Brien, Jr.

Executive Vice President and Chief Banking Officer

Kenneth C. Cook

Executive Vice President and President of Commercial Banking

R. Louis Caceres

Executive Vice President and Chief Wealth Officer

Each of our NEOs is a member of our Executive Leadership Team, which includes other key members of our senior management.

This discussion should be read in conjunction with the compensation tables and accompanying narrative starting on page 42.

|	1. EXECUTIVE SUMMARY	29
	Financial Highlights	29
	Executive Compensation Philosophy	29
	2022 Compensation Highlights	30
	Compensation Tied to Performance	30
	“Say on Pay” Results	30
	Compensation and Governance Practices	31
|	2. COMPENSATION COMPONENTS	32
	Executive Compensation Program Elements	32
|	3. EXECUTIVE COMPENSATION GOVERNANCE AND PROCESS	32
	Executive Compensation Process	32
	Peer Group	33
|	4. 2022 COMPENSATION	34
	Base Salary	34
	2022 Target Award Opportunities	34
	Annual Incentive Compensation	34
	Long-term Incentive Compensation	37
	Non-Qualified Deferred Compensation Plan	38
|	5. OTHER COMPENSATION PROGRAMS AND POLICIES	39
	Other Compensation Elements	39
	Severance Benefits	40
	Executive Compensation Policies	40
	Compensation Risk Assessment	40

28	| Notice and Proxy Statement | 2023

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

  FINANCIAL HIGHLIGHTS

*	Non-GAAP financial measure. See our 2022 Annual Report on Form 10-K for additional information and a reconciliation to the most directly comparable GAAP financial measure.

  EXECUTIVE COMPENSATION PHILOSOPHY

Our Compensation Committee is committed to rewarding executive management for the company’s performance achieved through planning and execution. We achieve our objectives through an executive compensation program that is aligned, balanced, and rewarding.

Aligned – Executive compensation must be aligned with our strategic objectives, which state that we will earn independence by creating franchise and shareholder value. In order to align compensation to this strategy, a significant portion of total compensation is tied to company performance, both absolute and relative.

Compensation must also be aligned with competitive organizations in order to attract and retain the talent, skills, and experience needed in executive management. The committee works with an independent compensation consultant to receive periodic analyses that benchmark compensation with market trends and practices.

Finally, compensation must align the interests of executives with those of shareholders to ensure that management will be rewarded for increasing shareholder value. To accomplish this, a significant portion of total compensation is in the form of equity.

Balanced – Executive compensation must balance a number of factors. Compensation should have a proper mix of fixed and variable elements, compensation arrangements should use multiple performance measures for balanced achievement, awards should balance short and long-term results with short and long-term career objectives, including retirement, and compensation must always balance risk with reward so as not to encourage excessive risk-taking.

Rewarding – Executive compensation must provide the means to attract, motivate, and retain the caliber of talent and leadership needed to support the company’s long record of growth and profitability. Compensation arrangements should motivate executives to work collaboratively and creatively to generate a high-level of synergistic performance by and among the officers and employees.

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COMPENSATION DISCUSSION AND ANALYSIS

  2022 COMPENSATION HIGHLIGHTS

Annual Incentive Payout – Annual incentive opportunities are provided to our executive officers under our Executive Team Incentive Plan (ETIP).

$160.3 million core earnings	113% of Target Payout	2022 ETIP 124.23% of Target Payout
49.66% non-GAAP efficiency ratio	148% of Target Payout
14.69% core ROTCE	128% of Target Payout
Qualitative factors	105% of Target Payout

2020 - 2022 PRSU Payout – PRSUs have a three-year performance period with cliff vesting at the end of the performance period.

37th percentile relative 3-year TSR	75% of Target Payout	2020 Performance Shares 112.85% of Target Payout
$11.71 3-year adjusted EPS	114% of Target Payout
84th percentile relative average ROTCE	150% of Target Payout

  COMPENSATION TIED TO PERFORMANCE

We tie pay to performance by structuring a significant portion of our executives’ pay as at-risk compensation (64% for CEO; 57% for other NEOs), and we align the interests of our executives with those of our shareholders by delivering a meaningful portion of our executives’ pay in the form of equity compensation (35% for CEO; 28% for other NEOs).

•

Annual incentive awards are based on our achievement of financial and strategic goals that are expected to drive shareholder value. Threshold performance objectives must be achieved for any payout to be earned.

•

Equity awards are granted in the form of performance-based restricted stock units (PRSUs) and time-based restricted stock units (RSUs). Payout of PRSUs is based on our ROTCE compared to our peers and is subject to possible adjustment based on our relative TSR. Threshold performance must be achieved for any PRSUs to be earned.

  “SAY ON PAY” RESULTS

At each annual meeting of shareholders, we ask our shareholders to vote on a non-binding resolution to approve the compensation for our named executive officers, commonly referred to as a “say on pay” vote. At our 2022 annual meeting, over 97% of the shares voted were voted “for” the proposal. The committee considered this result and, in light of the strong support for our executive compensation program, did not make any significant changes to our executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

  COMPENSATION AND GOVERNANCE PRACTICES

Our executive compensation programs have strong governance components that support the pay-for-performance philosophy of our Compensation Committee and align the executive compensation program with the long-term interests of our shareholders.

I AT SANDY SPRING WE		I WE DO NOT

✓	Use an independent compensation consultant that is retained by and reports to the Compensation Committee	✗	Provide tax gross-ups to executive officers

✓	Tie a significant portion of executive compensation to performance	✗	Provide “single-trigger” vesting of equity awards upon a change in control

✓	Require a minimum performance threshold be attained before any incentive compensation is paid	✗	Provide “single-trigger” severance upon a change in control

✓	Impose maximum caps on incentive compensation	✗	Provide excessive perquisites

✓	Require reimbursement or forfeiture (“clawback”) of excess incentive compensation in the event of certain accounting restatements	✗	Permit hedging or pledging of Sandy Spring stock

✓	Require significant stock ownership by our named executive officers, including 4x base salary for our CEO and 2x base salary for our other executive officers	✗	Encourage excessive risk-taking through our compensation programs

✓	Conduct an annual risk assessment of our compensation programs	✗	Provide supplemental executive retirement plans

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COMPENSATION DISCUSSION AND ANALYSIS

2. COMPENSATION COMPONENTS

  EXECUTIVE COMPENSATION PROGRAM ELEMENTS

The compensation elements for 2022 included base salary, annual incentive, long-term incentive (equity) and a contribution to a deferred compensation plan as shown in the following table and described further herein. These elements did not change in 2022.

	Description/Objectives	Performance Rewarded	Form and Timing of Payment

Base Salary	Fixed base of cash compensation reflective of each executive’s role, performance, skills and contributions	Recognizes each executive’s individual performance and contribution in his/her role	Paid in cash bi-weekly

Annual Incentive (ETIP)	Variable payment based on achievement of performance metrics aligned with company strategy	Measured over a one-year period: • Core earnings • Non-GAAP efficiency ratio • Core ROTCE • Qualitative factors	Paid in cash after the end of the fiscal year

Long-term Incentive PRSUs (50%) RSUs (50%)	Performance-based restricted stock units intended to incentivize performance against metrics aligned with strategic long-term goals	Measured over a three-year period: • Relative core ROTCE • Relative total shareholder return	Paid in shares after the end of three-year performance period
	Time-based restricted stock units intended to align executives’ interests with shareholder interests and promote retention	Value realized depends on stock price performance	Paid in shares pro-rata over three-year vesting period

NQDC Plan	Variable contribution to deferred compensation plan based on annual performance rewards superior performance relative to peers	Measured over a one-year period: • Relative core ROAA	Contribution credited to deferred compensation plan after the end of the fiscal year

3. EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

  EXECUTIVE COMPENSATION PROCESS

Role of the Compensation Committee – The Compensation Committee, which consists entirely of independent directors, is responsible for establishing and approving compensation for all executive officers, including our CEO and other NEOs, and for overseeing and administering our executive compensation program, which includes establishing performance goals for our incentive compensation plans, annually approving a peer group of companies used to benchmark compensation of our executive officers, and administering our equity and retirement plans.

The chair of the committee reports committee actions to the Board following each committee meeting.

The committee retains the discretion to decrease ETIP payouts based on significant individual or company performance shortfalls, as well as risk, compliance and regulatory matters.

Role of Compensation Consultant – The committee engages an independent executive compensation consultant to provide commentary, analysis and expertise relating to executive compensation. Since 2017, the committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant.

Representatives of Meridian attend and participate in committee meetings and executive sessions at which executive compensation matters are considered, and Meridian performs various analyses for the committee, including peer group benchmarking and analyses regarding the alignment of pay and performance.

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COMPENSATION DISCUSSION AND ANALYSIS

The committee has sole authority and discretion to retain and terminate Meridian and to approve the fees, scope and other terms of Meridian’s engagement, with full funding provided by the company.

The committee annually reviews the independence of Meridian in light of SEC rules and regulations and Nasdaq Listing Rules regarding compensation consultant independence and has affirmatively concluded that Meridian is independent from the company and has no conflicts of interest relating to its engagement by the committee.

Role of Management – Our CEO supports the committee’s process for determining executive compensation. In 2022, our CEO presented to the committee specific recommendations for all executive officers, other than himself. In making his compensation recommendations for each of the executive officers, our CEO considers individual performance, contributions toward our long-term performance, the scope of each individual’s responsibilities, and market data provided by the committee’s independent compensation consultant. Exercising its independent judgment, the committee made final decisions for 2022 compensation opportunities. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. Decisions related to the CEO’s 2022 compensation opportunities were made independently by the committee in consultation with Meridian.

  PEER GROUP

The Compensation Committee uses a peer group to perform assessments of executive compensation as well as to measure performance under annual and long-term incentive plans. The committee reviews compensation data from our peers along with pay survey data in establishing base salaries, target pay opportunities and the amount and mix of annual and long-term incentive awards for our executive officers. The committee uses pay data as one factor in setting pay, but does not pay to a particular benchmark level.

The committee approves a group of publicly traded banks and bank holding companies each year to serve as the peer group. For 2022, the committee, with input and advice from Meridian, selected publicly traded companies with assets between approximately $6.5 to $30 billion (approximately one-half to two times the company’s assets) from the Mid-Atlantic region plus Connecticut, Massachusetts, Ohio, Virginia and West Virginia. The median asset size of the peer group was $12.7 billion, placing the company at the 51st percentile, based on assets as of June 30, 2021. Compared to our prior peer group, Investors Bancorp, Inc. was removed due to its pending merger and Dime Community Bancshares, Inc. and Flushing Financial Corporation were added to better align the company’s asset size with the peer group median. The 2022 peer group was comprised of the following 21 companies:

Atlantic Union Bankshares Corp. (AUB)	Fulton Financial Corporation (FULT)

Berkshire Hills Bancorp, Inc. (BHLB)	Independent Bank Corp. (INDB)

Brookline Bancorp, Inc. (BRKL)	NBT Bancorp, Inc. (NBTB)

Community Bank System, Inc. (CBU)	OceanFirst Financial Corp. (OCFC)

ConnectOne Bancorp, Inc. (CNOB)	Park National Corporation (PRK)

Customers Bancorp, Inc. (CUBI)	S&T Bancorp, Inc. (STBA)

Dime Community Bancshares, Inc. (DCOM)	TowneBank (TOWN)

Eagle Bancorp, Inc. (EGBN)	United Bankshares, Inc. (UBSI)

First Commonwealth Financial Corp. (FCF)	Wesbanco, Inc. (WSBC)

First Financial Bancorp (FFBC)	WSFS Financial Corporation (WSFS)

Flushing Financial Corporation (FFIC)

The committee determined that this peer group would be used for the relative performance comparisons in the ETIP, 2022 PRSUs and the NQDC Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

4. 2022 COMPENSATION

  BASE SALARY

In determining base salaries, the committee considers the executive’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, and the executive’s past performance. The committee seeks to pay a base salary, commensurate with the individual’s experience and performance, at market competitive levels. Mr. Schrider recommended base salaries for executive officers other than himself, and the committee determined Mr. Schrider’s salary. The resulting salary adjustments, shown below, were effective April 3, 2022.

Name	2021 Base Salary	Amount of Increase	2022 Base Salary	Percent Increase

Daniel J. Schrider	$850,000	$25,000	$875,000	2.9%

Philip J. Mantua	$440,000	$15,000	$455,000	3.4%

Joseph J. O’Brien, Jr.	$517,500	$17,500	$535,000	3.4%

Kenneth C. Cook	$450,000	$15,000	$465,000	3.3%

R. Louis Caceres	$440,000	$20,000	$460,000	4.5%

  2022 TARGET AWARD OPPORTUNITIES

Our executive officers have a target award opportunity for annual and long-term goals, which represents the amount of award received if we achieve the performance goals set by the committee. In determining the target award opportunity for each executive, the committee considers, among other things, the overall mix of an NEO’s total compensation and the value of awards made to other executives, as well as the value of cash incentive and equity-based compensation awarded to comparable NEOs at our peer companies. The table below summarizes the award opportunities for the NEOs at the target level of performance.

	2022 Target Award Opportunities (as a % of base salary*)

Name	Annual Incentive Award Opportunity	Long-Term Incentive Award Opportunity

Daniel J. Schrider	75%	100%

Philip J. Mantua	50%	65%

Joseph J. O’Brien, Jr.	65%	75%

Kenneth C. Cook	65%	60%

R. Louis Caceres	55%	65%

*	2022 base salary is used to determine the annual incentive award opportunity. Prior year base salary is used to calculate the long-term incentive award opportunity.

For 2022, target payout opportunities for annual cash incentives and long-term incentive awards as a percentage of base salary remained unchanged from the prior year for all of the NEOs, except for Mr. Caceres, whose opportunity was increased.

For 2022, the target long-term incentive award opportunity for each NEO was allocated equally among PRSUs and RSUs.

  ANNUAL INCENTIVE COMPENSATION

Annual incentive opportunities are provided to our executive officers under our Executive Team Incentive Plan (ETIP). The ETIP is a short-term, cash compensation plan designed to recognize and reward participants for their success in achieving specific company goals. For 2022, the committee selected three financial metrics and a set of qualitative factors under the ETIP. A relative weight was assigned to each metric to prioritize importance and relative contribution. Performance metrics were selected to incentivize and reward profitability, progress towards key strategic initiatives and operational excellence.

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COMPENSATION DISCUSSION AND ANALYSIS

The performance measures and respective weights for 2022 were as follows:

Corporate Goal	Weight

Core earnings	35%

Non-GAAP efficiency ratio	25%

Core ROTCE	25%

Qualitative factors	15%

100%

Each financial metric was assigned a “threshold” or minimum performance level, a “target” level of performance, and a maximum level at which the award opportunity was capped. Achievement of the threshold performance level earns 50% of the target opportunity, achievement of the target performance level earns the target award, and achievement at or above the maximum performance level earns 150% of the target opportunity. Actual results for any metric that falls between performance levels are interpolated to calculate a proportionate award.

Awards under the ETIP are calculated as follows:

Base Salary	X	Target ETIP Opportunity Percentage	X	Payment Level Achieved	=	Award

Financial Metrics – The financial metrics for the 2022 ETIP were core earnings, non-GAAP efficiency ratio and core ROTCE.

•

Core earnings is calculated as net income exclusive of investment securities gains and loss, amortization of intangible assets, and other extraordinary and nonrecurring items, all on a net of tax basis. See Annex A – Non-GAAP Financial Measures for more information on calculation of this metric. The committee chose core earnings because it reflects the operating performance of our core business operations.

•

The non-GAAP efficiency ratio is calculated as adjusted non-interest expense divided by the sum of adjusted net interest income and adjusted non-interest income. See Annex A – Non-GAAP Financial Measures for more information on calculation of this metric. The committee chose this metric because it is a measure of operating expense control and efficiency of operations and is highly useful in comparing period-to-period operating performance of our core business operations.

•

Core ROTCE is calculated as core earnings divided by average tangible common equity. Tangible common equity is calculated as total stockholders’ equity exclusive of goodwill and other intangible assets. See Annex A – Non-GAAP Financial Measures for more information on calculation of this metric. The committee chose this metric because it is one of the most significant financial measures utilized by shareholders in valuing the company.

The targets for core earnings, the non-GAAP efficiency ratio and core ROTCE were determined by reference to our 2022 financial plan and evaluation of our 2021 performance relative to our peer group.

Qualitative Factors – Key qualitative factors that influence or reflect our performance were identified by the committee at the same time as financial goals were established.

Factor	Description	Achievement	Performance Level

Digital optimization and alignment and data strategy	Our multi-year program to enhance our information technology and data infrastructure will provide a seamless, unified digital banking platform that is expected to reduce friction for clients and employees, enable digital sales, allow us to offer first-class technologies, improve efficiency, and give us the flexibility to meet the changing needs of our clients. Transitioning our data management to a cloud platform will enable us to modernize our digital and analytics capabilities and transition to a more data-driven culture.

•  Piloted our new retail online and mobile banking platform.

•  Developed online account opening platform, which went live in early 2023.

•  Went live with phase 1 of our marketing cloud, which provides expanded marketing tools that work across channels and automate marketing work flows.

•  Implemented Zelle, the popular peer-to-peer payment solution.

•  Completed data lake build and continued data integration.

Target

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COMPENSATION DISCUSSION AND ANALYSIS

Factor	Description	Achievement	Performance Level

Client survey results	We conduct quarterly client surveys to determine our SEE (Success, Effort, Emotion) Score, which indicates the level of client loyalty and engagement. We also track our Net Promoter Score (NPS), which measures the loyalty of clients through one question: How likely is it that you would recommend Sandy Spring Bank to a friend or colleague? NPS is calculated as the percentage of promoters minus the percentage of detractors.	Achieved average SEE score of 74.5 and NPS score of 54 for 2022, which we believe are both well above industry average.	Above target

Employee engagement results	We evaluate employee engagement through the Great Place to Work survey. The company originally utilized this survey in 2020 and re-surveys employees approximately every 18 months.	Achieved score of 82% on the Great Place to Work statement (Taking everything into account, I would say this is a Great Place to Work), which is an excellent score and qualifies us for the Great Place to Work certification.	Above target

Based on its assessment, the committee determined that the qualitative factors component was earned at 105%. The committee assigned substantial weight to digital optimization and alignment and data strategy.

2022 Payouts – Combining the results for the quantitative and qualitative performance components produced payment at 124.23% of target.

Corporate Goal	Threshold Performance Level (50% of Target Funding)	Target Performance Level (100% of Target Funding)	Maximum Performance Level (150% of Target Funding)	2022 Performance	Payment Level	Weight	Weighted Payment Level

Core earnings	$110,000	$150,000	$190,000	$160,305(1)	112.88%	35%	39.51%

Non-GAAP efficiency ratio	56.50%	53.00%	49.50%	49.66%(2)	147.71%	25%	36.93%

Core ROTCE	10.00%	13.00%	16.00%	14.69%(3)	128.17%	25%	32.04%

Qualitative factors					105.00%	15%	15.75%

							124.23%

(1)	See Annex A – Non-GAAP Financial Measures for reconciliation to net income.

(2)	See Annex A – Non-GAAP Financial Measures for reconciliation to the GAAP efficiency ratio.

(3)	See Annex A – Non-GAAP Financial Measures for reconciliation to return on equity ratio.

Mr. Schrider recommended that the committee use negative discretion to reduce his annual incentive payment to 100% to reflect declining financial performance in the fourth quarter of 2022. The committee accepted Mr. Schrider’s recommendation, but noted that his management of the company was exemplary. The committee confirmed the awards for the other NEOs without adjustment.

Based on the performance and considerations described above, the committee approved the following annual incentive awards for 2022 performance.

Name	2022 ETIP Award ($)

Daniel J. Schrider	656,250 (100% of target)

Philip J. Mantua	282,623 (124.23% of target)

Joseph J. O’Brien, Jr.	432,010 (124.23% of target)

Kenneth C. Cook	375,485 (124.23% of target)

R. Louis Caceres	314,302 (124.23% of target)

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COMPENSATION DISCUSSION AND ANALYSIS

All annual incentive awards were paid in cash in March 2023 and are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 42.

  LONG-TERM INCENTIVE COMPENSATION

Our compensation philosophy identifies equity-based compensation as an effective means of aligning the interests of our shareholders, the performance of the company, and the retention of executive management. The committee utilized performance-based and time-based stock awards to accomplish these objectives. For 2022, the target long-term incentive award opportunity for each NEO was allocated equally among PRSUs and RSUs, as follows:

Name	Performance Restricted Stock Units (#)	Restricted Stock Units (#)

Daniel J. Schrider	9,364	9,364

Philip J. Mantua	3,151	3,151

Joseph J. O’Brien, Jr.	4,276	4,276

Kenneth C. Cook	2,975	2,975

R. Louis Caceres	3,151	3,151

2022 Performance Restricted Stock Units – PRSUs are designed to align pay and long-term performance. We grant PRSUs to executive officers to incentivize production of superior long-term shareholder returns through achievement of long-term financial performance. PRSUs have a three-year performance period ending December 31, 2024, with cliff vesting at the end of the performance period.

For 2022, the committee selected return on tangible common equity (ROTCE) as the performance metric, with payouts based on our average annual ROTCE performance over the three-year measurement period relative to our peer group. ROTCE is defined as net income attributable to common shareholders, adjusted to exclude extraordinary items, divided by average tangible common equity. The committee selected ROTCE because it is a comprehensive performance metric that is useful for comparing our profitability with that of our peers.

At the end of the three-year performance period, our executive officers can earn between 0% to 150% of the target number of PRSUs granted based on the percentile rank of the our average ROTCE for the three-year performance period relative to the average ROTCE of the companies in the our peer group.

Relative ROTCE Performance	Percentage of PRSUs Vesting

75th percentile or above	150%

50th percentile (Target)	100%

25th percentile	50%

Below 25th percentile	0%

Actual performance between the 25th percentile and the 75th percentile will be interpolated to calculate a proportionate award.

Payouts calculated based on relative ROTCE performance are subject to a potential TSR modifier (increase or decrease) based on our TSR percentile performance relative to our peer group for the three-year performance period. Payments under the 2022 PRSUs will be adjusted as follows:

Relative TSR Performance	Increase or Decrease in Payout(1)

Top quartile (above 75th percentile)	+15%

Second quartile	None

Third quartile	None

Bottom quartile (25th percentile or below)	-15%

(1)	Subject to overall payout cap of 150% of target. There will be no upward adjustment if the company’s TSR for the three-year performance period is negative.

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COMPENSATION DISCUSSION AND ANALYSIS

PRSUs will be credited with dividends paid on Sandy Spring stock during the time period when the PRSUs are outstanding, which will be reinvested in additional units, adjusted for performance and paid out in shares if and when the underlying PRSU is earned and paid.

Restricted Stock Units – We grant RSUs to align the interests of executive officers with those of our shareholders by creating an incentive to create and preserve long-term shareholder value. Through RSUs, executive officers share the risks and rewards of stock ownership. Through multi-year vesting, RSUs also serve as a retention vehicle. RSUs vest in equal installments over three years, provided that the recipient continues to be employed by the company on each vesting date. RSUs will be credited with dividends paid on Sandy Spring stock, which are subject to the same terms and conditions (including the same vesting and delivery schedule) as the underlying RSUs.

Results of 2020 - 2022 PRSUs – The three-year performance period for the 2020 PRSUs concluded on December 31, 2022. Payout of the award was based one-third on our TSR relative to an industry peer group, one-third on our cumulative adjusted earnings per share and one-third on our ROTCE relative to our peer group.

Payout percentages at various levels of performance for the 2020 PRSUs and actual results are illustrated in the table below.

Corporate Goal	Threshold Performance Level (50% of Target Award)	Target Performance Level (100% of Target Award)	Maximum Performance Level (150% of Target Award)	Actual Performance	Performance Level Achieved	Weighted Payment Level

Relative TSR percentile	25th	50th	75th	37.33th	74.67%	24.89%

3-Year Adjusted Cumulative EPS	$10.62	$11.46	$12.36	$11.71(1)	113.89%	37.96%

Relative ROTCE percentile	25th	50th	75th	84.21th	150.00%	50.00%

						112.85%

(1)	See Annex A – Non-GAAP Financial Measures for reconciliation to GAAP EPS.

The following table lists the number of 2020 PRSUs to which our NEOs became vested at the end of the 2020 – 2022 performance cycle.

Name	2020 PRSUs Earned at 112.85% of Target (#)

Daniel J. Schrider	16,065

Philip J. Mantua	6,282

Joseph J. O’Brien, Jr.	8,123

Kenneth C. Cook	5,899

R. Louis Caceres	5,598

  NON-QUALIFIED DEFERRED COMPENSATION PLAN

For 2022, executive officers received a performance-based supplemental retirement benefit under the NQDC Plan. This benefit was previously provided under the Executive Incentive Retirement Plan (EIRP). Consistent with the benefit structure under the EIRP, executive officers received a minimum cash contribution of 3% of base salary with the opportunity for increased contributions based on identified performance criteria.

For 2022, the committee selected core return on average assets (core ROAA) as the performance metric. This is the same metric as used in 2021. The committee chose core ROAA because it reflects the operating performance of our core business operations. Core ROAA is calculated as core income, which excludes realized gains on the sale of securities, amortization of intangibles and nonrecurring items, as a percent of average assets. The amount of the award is determined based on our core ROAA as a percent of peer median, as reflected in the table below. The amount of the award based on achievement between performance levels is determined by straight-line interpolation.

Core ROAA as % of Peer Median	Performance Level	CEO	Other Participating Officers
		Award as a % of Base Salary	Award as a % of Base Salary

70% or below	Threshold	3.000%	3.0%

100%	Target	9.375%	7.5%

150% or above	Maximum	20.000%	15.0%

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COMPENSATION DISCUSSION AND ANALYSIS

In 2022, our core ROAA was 1.21%. See Annex A – Non-GAAP Financial Measures for reconciliation to GAAP ROAA. Compared to the peer group median of 1.31%, we achieved 92.37% of the peer group’s result, yielding a contribution of 7.75% of base salary for Mr. Schrider and 6.36% for the other executive officers. Company contributions for 2022 are shown in the Nonqualified Deferred Compensation table on page 47 along with a description of the terms and conditions for balances paid under the NCDQ Plan. 2022 contributions are also included in the Summary Compensation Table on page 42, and potential awards are further described in the Grants of Plan-Based Awards table on page 44.

5. OTHER COMPENSATION PROGRAMS AND POLICIES

  OTHER COMPENSATION ELEMENTS

401(k) Plan – Executive officers are eligible to participate in benefit plans available to all employees, including the Sandy Spring Bank 401(k) Plan. The 401(k) plan provides a 100% match on the first 4% of salary deferred and a 50% match on the next 2% of salary deferred, up to the maximum allowed by IRS regulations.

Pension Plan – The Sandy Spring Bancorp, Inc. Retirement Income Plan (Pension Plan) was generally available to employees through December 31, 2007, at which time the Pension Plan was frozen. Of the named executive officers, Mr. Schrider, Mr. Mantua, and Mr. Caceres are participants. The accumulated benefit for each may be found in the Pension Benefits table on page 46.

Life Insurance Benefits – We maintain split dollar life insurance agreements with Mr. Schrider, Mr. Mantua, Mr. O’Brien and Mr. Caceres. Pursuant to the agreements, the executive officer’s designated beneficiary will be entitled to share in the death proceeds payable under one or more life insurance policies owned by us in the event of the executive’s death while the agreement remains in effect. The amount payable to the executive officer’s beneficiaries is the lesser of two and one-half times the executive’s base salary or the net death proceeds of the policies, which is defined as the total death proceeds minus the greater of the cash surrender value of the policies or the aggregate premiums paid by the company. The split dollar life insurance agreements will terminate if the executive officer has a separation from service, other than as a result of the executive officer’s disability or following a change in control, prior to the executive officer’s normal retirement date or early retirement date. An executive officer’s normal retirement date is the date on which the executive officer has attained age 65 and an executive officer’s early retirement date is the date on which the executive officer has both attained age 60 and completed ten years of service. The Summary Compensation Table on page 42 includes the taxable income associated with this benefit in the column labeled All Other Compensation.

Deferred Compensation – Executive officers are eligible to participate in the NQDC Plan, which provides deferred compensation benefits for a select group of management and highly compensated employees, including the named executive officers. The NQDC Plan provides participants with the option to defer receipt of a portion of their base salary and annual cash incentives. Participant contributions will be fully vested at all times. At its sole discretion, the company may credit participant accounts with company contributions. The company determines who will receive discretionary contributions, as well as the amounts and timing of any such contributions. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant. Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Contributions during 2022 and year-end account balances can be found in the Nonqualified Deferred Compensation table.

Prior to 2022, we maintained a deferred compensation plan that provided the opportunity to defer up to 25% of base salary and up to 100% of cash bonuses for payment following the six-month anniversary of any separation from service. Prior to 2022, interest accrued on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. Beginning in 2022, participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds.

Business-Related Benefits and Perquisites – The committee believes that perquisites should be limited in scope and have a business-related purpose. The committee periodically reviews perquisites to ensure alignment with the desired philosophy. The committee approves specific perquisites or benefits for individuals based on the needs of the position.

In 2022, perquisites for all of the named executive officers included eligibility for a company-paid, supplemental long-term disability insurance policy and a long-term care insurance policy, and a comprehensive executive health screening the values for which, if applicable, are represented under “All Other Compensation” in the Summary Compensation table on page 42. In addition, Mr. Schrider receives the use of a company-owned vehicle. Mr. O’Brien, Mr. Cook and Mr. Caceres each receive a car allowance of $1,000 per month. Mr. Schrider, Mr. Mantua, and Mr. Caceres have access to a corporate membership at a local country club for business purposes. Mr. O’Brien maintains a membership, at company expense, at a local country club for business development purposes. Mr. O’Brien reimburses the company for personal use of the membership. Mr. Cook maintains a membership, at company expense, at a local country club.

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COMPENSATION DISCUSSION AND ANALYSIS

  SEVERANCE BENEFITS

In 2022, we terminated our employment agreements with Mr. Schrider, Mr. Mantua, and Mr. O’Brien and our change in control agreement with Mr. Caceres, and adopted an Executive Severance Plan that will provide the named executive officers with severance benefits if their employment is terminated under certain circumstances. The committee decided to consolidate executive severance arrangements under a single plan in order to provide for consistency of benefits and ease of administration. The committee believes that providing for severance and change in control benefits is an important element of our executive compensation program, supports the creation of long-term shareholder value, and is necessary to attract and retain top executive talent in a competitive market. The Executive Severance Plan is intended to ensure that management can fairly consider potential change in control transactions that could result in loss of their jobs. The Executive Severance Plan does not provide for any tax indemnification or “gross-up” payments for any golden parachute excise tax payments, and all change in control benefits are subject to a “double-trigger” (i.e., a change in control plus a qualifying termination of employment).

The severance benefits payable to each named executive officer under the Executive Severance Plan are described on page 48 under the “Executive Compensation Tables – Potential Payments upon Termination or Change in Control” section of this proxy statement.

  EXECUTIVE COMPENSATION POLICIES

Stock Ownership Requirements for Executives – The Board believes that our executive officers should accumulate meaningful equity stakes in the company in order to further align their economic interests with those of shareholders. Our stock ownership guidelines require the CEO to own shares valued at four times his or her base salary, and other executive officers are required to own shares valued at two times his or her base salary. We expect new executive officers to be in compliance with these requirements within five years of being appointed to their position. Until the executive officer has achieved the required level of ownership, the executive officer is required to retain not less than 50% of the net shares received as a result of any equity awards granted under our equity incentive plans. Shares owned directly or beneficially by the executive officer or in the name of an immediate family member, restricted shares and shares issuable upon settlement of restricted stock units, other than those subject to performance measures, and shares held in our employee stock purchase plan or 401(k) plan are included in the stock ownership calculation. Stock options are not included. As of December 31, 2022, each of the named executive officers met their ownership requirement or was on track to do so within the five year grace period.

Clawback Policy – Under our Clawback Policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any excess incentive-based compensation received by current or former executive officers during the three years preceding the date on which we are required to prepare the accounting restatement.

No Hedging and No Pledging – Under our Insider Trading Policy, our directors and executive officers are prohibited from shorting company securities, entering into hedging or similar transactions that are designed to offset any decrease in the market value of company securities, borrowing against any account in which company securities are held, and pledging company securities as collateral for any loan.

  COMPENSATION RISK ASSESSMENT

We regularly undertake a systematic risk analysis of each of our incentive compensation plans that is led by our risk management department and involves participants from our human resources and legal departments. We review the plan design and governance of each plan (including plan participants, performance measures, how performance is determined, and how well the plan is aligned with company goals and objectives) to determine whether the plan creates any undesired or unintentional risk of a material nature, taking into account the mitigation factors that exist for each plan. During 2022, the committee reviewed and discussed risk assessments and reports prepared by our risk officers and determined that our incentive compensation plans are not reasonably likely to encourage unnecessary or excessive risk or have a material adverse impact on the company.

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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

March 15, 2023

Ralph F. Boyd, Chair

Brian J. Lemek

Mark C. Michael

Christina B. O’Meara

Robert L. Orndorff

Mona Abutaleb Stephenson

| Notice and Proxy Statement | 2023	41

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Daniel J. Schrider President and Chief Executive Officer	2022	867,308	—	850,064	724,063	—	57,422	2,498,857
	2021	842,308	—	742,553	974,281	—	65,701	2,624,843
	2020	804,808	731,156	684,082	—	79,897	63,179	2,363,122

Philip J. Mantua EVP, Chief Financial Officer	2022	450,385	—	286,048	311,561	—	36,299	1,084,293
	2021	435,385	—	276,312	342,980	—	39,564	1,094,241
	2020	419,885	257,125	267,479	—	33,311	33,976	1,011,776

Joseph J. O’Brien, Jr. EVP, Chief Banking Officer	2022	529,615	—	388,175	466,036	—	43,756	1,427,582
	2021	512,115	—	375,059	504,777	—	59,947	1,451,898
	2020	487,885	377,500	345,867	—	—	55,220	1,266,472

Kenneth C. Cook EVP, President of Commercial Banking	2022	460,385	—	270,071	405,059	—	30,511	1,166,026
	2021	442,308	—	255,001	438,937	—	37,580	1,173,826
	2020	291,135	294,750	251,160	—	—	27,965	865,010

R. Louis Caceres EVP, Chief Wealth Officer	2022	453,846	—	286,048	343,558	—	43,798	1,127,250
	2021	433,846	—	252,073	342,980	—	53,219	1,082,118
	2020	412,462	254,100	238,372	—	51,215	53,710	1,009,859

(1)

Stock Awards. The amounts reported are the aggregate grant date fair value of stock awards granted in the year shown computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although RSAs and RSUs are subject to vesting periods based on continued employment and the number of PRSUs that vest depends on whether we achieve specified performance measures. For more information about these awards and the calculation of their fair value, see Note 12 – Share Based Compensation in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. 2022 stock awards are described under “Compensation Discussion and Analysis – 2022 Compensation,” and details regarding these awards can be found in the Grants of Plan-Based Awards table. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

For 2022, the grant date fair value of PRSUs included in this column is based on payout at target, which we have determined to be the probable level of achievement of the performance measures related to those awards. Assuming the highest level of performance is achieved, which would result in the vesting of 150% of the PRSUs granted, the aggregate grant date fair value of the PRSUs would be: $637,548 for Mr. Schrider; $214,559 for Mr. Mantua; $291,131 for Mr. O’Brien; $202,576 for Mr. Cook; and $214,559 for Mr. Caceres.

(2)

Non-Equity Incentive Plan Compensation. For 2022, the amounts reported are the total of cash awards under the ETIP and company contribution credited to the officer’s account under the NQDC Plan, as indicated in the table below.

Name	ETIP Cash Awards ($)	Contributions to NQDC Plan ($)	Total Non-Equity Incentive Plan Compensation ($)

Daniel J. Schrider	656,250	67,813	724,063

Philip J. Mantua	282,623	28,938	311,561

Joseph J. O’Brien, Jr.	432,010	34,026	466,036

Kenneth C. Cook	375,485	29,574	405,059

R. Louis Caceres	314,302	29,256	343,558

(3)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. In 2022, there was a decrease in pension values for Mr. Schrider, Mr. Mantua and Mr. Caceres of $145,180, $53,133 and $88,780, respectively, because of changes in actuarial assumptions in 2022 as compared to 2021. For years in which changes in actuarial assumptions result in a decrease in pension value, rather than report a negative number, a change of $0 is reported. Neither an increase nor decrease in the pension value resulting from changes in actuarial assumptions results in any increase or decrease in benefits payable to participants under the pension plan.

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EXECUTIVE COMPENSATION

(4)	All Other Compensation. Detail for the amounts of All Other Compensation is as follows:

Name	Dividends on Restricted Stock	401(k) Matching Contribution	Perquisites*	Total All Other Compensation

Daniel J. Schrider	20,451	15,250	21,721	57,422

Philip J. Mantua	7,795	15,250	13,255	36,299

Joseph J. O’Brien, Jr.	10,130	15,250	18,377	43,756

Kenneth C. Cook	5,858	15,250	9,403	30,511

R. Louis Caceres	7,152	15,250	21,396	43,798

*

Perquisites include car allowance or personal use of company vehicle, long-term care and supplemental disability insurance premiums paid on behalf of the executive, executive health screening, and the taxable income associated with the executive officer’s split dollar life insurance benefit.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information on plan-based awards made to the named executive officers in 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of shares of stock (#)	Grant Date Fair Value of Stock and Options Awards (4) ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Daniel J. Schrider	RSU	3/16/2022							9,364	425,032

	PRSU	3/16/2022				4,682	9,364	14,046		425,032

	ETIP		328,125	656,250	984,375

	NQDC Plan		26,250	82,031	175,000

Philip J. Mantua	RSU	3/16/2022							3,151	143,024

	PRSU	3/16/2022				1,576	3,151	4,727		143,024

	ETIP		113,750	227,500	341,250

	NQDC Plan		13,650	34,125	68,250

Joseph J. O’Brien, Jr.	RSU	3/16/2022							4,276	194,088

	PRSU	3/16/2022				2,138	4,276	6,414		194,088

	ETIP		173,875	347,750	521,625

	NQDC Plan		16,050	40,125	80,250

Kenneth C. Cook	RSU	3/16/2022							2,975	135,035

	PRSU	3/16/2022				1,488	2,975	4,463		135,035

	ETIP		151,125	302,250	453,375

	NQDC Plan		13,950	34,875	69,750

R. Louis Caceres	RSU	3/16/2022							3,151	143,024

	PRSU	3/16/2022				1,576	3,151	4,727		143,024

	ETIP		126,500	253,000	379,500

	NQDC Plan		13,800	34,500	69,000

(1)

The amounts in these columns represent the threshold, target and maximum amounts of potential cash incentive payments that may be earned under the indicated plans as established by the Compensation Committee. These plans and awards are described under “Compensation Discussion and Analysis – 2022 Compensation.” The actual amounts earned by each executive are disclosed in the Summary Compensation Table.

(2)

The amounts in these columns represent the threshold, target and maximum number of shares that may be earned with respect to PRSUs granted in 2022. Earned shares will be paid following the end of the 2022-2024 performance period, based on the extent to which the performance measures have been achieved. These awards are described under “Compensation Discussion and Analysis – 2022 Compensation.”

(3)

PRSUs will be credited with dividends paid on Sandy Spring stock during the time period when the PRSUs are outstanding, which will be reinvested in additional units, adjusted for performance and paid out in shares if and when the underlying PRSU is earned and paid.

(4)

The amounts reported are the aggregate grant date fair value of RSU and PRSU awards computed in accordance with FASB ASC Topic 718. Refer to note (1) in the Summary Compensation Table for additional detail on the grant date fair value of awards. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding all unvested equity awards held by the named executive officers at December 31, 2022.

		Option Awards			Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Daniel J. Schrider	4/25/2018				1,565(2)	55,135

	3/11/2020				4,262(3)	150,150	15,907(4)	560,404

	3/10/2021				6,086(5)	214,410	14,459(6)	509,383

	3/16/2022				9,364(7)	329,894	14,422(8)	508,072

Philip J. Mantua	4/25/2018				581(2)	20,469

	3/11/2020				1,666(3)	58,693	6,220(4)	219,131

	3/10/2021				2,265(5)	79,796	5,380(6)	189,547

	3/16/2022				3,151(7)	111,010	4,853(8)	170,967

Joseph J. O’Brien, Jr.	4/25/2018				695(2)	24,485

	3/11/2020				2,155(3)	75,921	8,043(4)	283,355

	3/10/2021				3,074(5)	108,297	7,303(6)	257,286

	3/16/2022				4,276(7)	150,643	6,586(8)	232,007

Kenneth C. Cook	10/15/2013	47,867	$10.96	10/15/2023

	2/18/2014	7,838	$10.96	2/18/2024

	5/19/2015	35,784	$14.77	5/19/2025

	6/16/2015	7,466	$14.77	6/16/2025

	2/16/2016	10,072	$16.20	2/16/2026

	4/01/2020				1,565(9)	55,135	5,841(4)	205,778

	3/10/2021				2,090(9)	73,631	4,965(6)	174,928

	3/16/2022				2,975(7)	104,809	4,828(8)	170,099

R. Louis Caceres	4/25/2018				570(2)	20,081

	3/11/2020				1,485(3)	52,317	5,543(4)	195,280

	3/10/2021				2,066(5)	72,785	4,908(6)	172,919

	3/16/2022				3,151(7)	111,010	4,853(8)	170,967

(1)	Aggregate market values were computed by multiplying the closing price of $35.23 per share of company common stock on December 30, 2022 by the number of shares or units.

(2)	2018 RSAs. The outstanding award is scheduled to vest on April 25, 2023.

(3)	2020 RSAs. The outstanding award is scheduled to vest on April 1, 2023.

(4)

2020 PRSUs. On March 15, 2023, the Compensation Committee certified the achievement of the applicable performance measures for the PRSU cycle ending on December 31, 2022 at 112.85% of the target level, at which time the shares were vested and paid. See page 38 for a description of the results of this award.

(5)	2021 RSAs. One-half of the outstanding award is scheduled to vest on April 1, 2023, and one-half of the outstanding award is scheduled to vest on April 1, 2024.

(6)

2021 PRSUs. Vesting is subject to achievement of specific performance measures. The number of PRSUs shown in the table assumes the maximum level of performance is achieved and includes accumulated reinvested dividend equivalent shares as of December 31, 2022. The actual number of PRSUs will be determined based on the 2021 – 2023 performance period.

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EXECUTIVE COMPENSATION

(7)

2022 RSUs. One-third of the outstanding award is scheduled to vest on April 1, 2023, one-third of the outstanding award is scheduled to vest on April 1, 2024, and one-third of the outstanding award is scheduled to vest on April 1, 2025.

(8)

2022 PRSUs. Vesting is subject to achievement of specific performance measures. The number of PRSUs shown in the table assumes the maximum level of performance is achieved and includes accumulated reinvested dividend equivalent shares as of December 31, 2022. The actual number of PRSUs will be determined based on the 2022 – 2024 performance period.

(9)	Mr. Cooks’s outstanding 2020 RSAs and 2021 RSAs vested upon his retirement on February 28, 2023.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of our named executive officers regarding the exercise of stock options and the vesting of stock awards during 2022. The value realized upon the vesting of stock awards is based on the market price of Sandy Spring stock on the vesting date.

	Stock Awards

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized Upon Vesting ($)

Daniel J. Schrider	24,499	1,121,419

Philip J. Mantua	9,488	434,294

Joseph J. O’Brien, Jr.	11,625	531,906

Kenneth C. Cook	2,609	117,196

R. Louis Caceres	9,045	414,179

(1)

Includes the gross number of RSAs and performance shares covering the 2019 – 2021 performance period that vested or were settled and paid in 2022, and includes any amounts that were withheld for applicable taxes. On March 15, 2023, the Compensation Committee certified the achievement of the applicable performance measures for the PRSU cycle ending on December 31, 2022, at which time those shares were vested and paid.

PENSION BENEFITS

The following table shows the estimated present value of the accumulated benefit under the Sandy Spring Bancorp, Inc. Retirement Income Plan (Pension Plan) for those named executive officers who participate in the Pension Plan. All benefit accruals under the Pension Plan were frozen as of December 31, 2007.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)

Daniel J. Schrider	Pension Plan	19	343,150

Philip J. Mantua	Pension Plan	9	218,920

R. Louis Caceres	Pension Plan	9	269,154

(1)

For additional information on the Pension Plan and the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit, see Note 13 – Pension, Profit Sharing, and Other Employee Benefit Plans in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K.

Benefits under the Pension Plan are provided on a life basis, with survivor benefits for the employee’s spouse, and are not subject to deduction for Social Security or other offset amounts. When the Pension Plan was active, earnings covered were total wages, including elective pre-tax contributions under the 401(k) Plan, bonuses, and other cash compensation up to the allowable limit under the Internal Revenue Code. The Pension Plan benefit equals the sum of three parts: (a) the benefit accrued as of December 31, 2000, based on the formula of 1.5% of highest five-year average salary as of that date times years of service as of that date, plus (b) 1.75% of each year’s earnings after December 31, 2000 (1.75% of career average earnings) through December 31, 2005, and (c) 1.0% of each year’s earnings thereafter, through December 31, 2007.

The Pension Plan permits early retirement at age 55 after 10 years of service completed after December 31, 2000. Mr. Schrider, Mr. Mantua and Mr. Caceres meet the requirements for retirement under the Pension Plan. If a participant begins pension payments prior to normal retirement age, the payments are reduced based on a reduction schedule specified in the plan.

The Pension Plan was terminated effective as of June 30, 2022. We have filed an application with the Internal Revenue Service for a determination as to the tax-qualified status of the Pension Plan at the time of termination and have filed appropriate notices and documents related to the Pension Plan’s termination and wind-down with the Pension Benefit Guaranty Corporation. All participants who are not already receiving annuities will be

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EXECUTIVE COMPENSATION

given the opportunity to elect a lump sum payout. Benefit obligations of participants who do not elect a lump sum or who are being paid in an annuity form will be transferred under an annuity contract from a highly-rated insurance company that will pay and administer future benefit payments. There will be no change in the benefit earned by Pension Plan participants as a result of these actions. The Pension Plan termination is subject to regulatory approvals and we have the right to change the effective date of the Pension Plan termination or to revoke our decision to terminate the Pension Plan, but we currently have no intent to do so.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding executive and company contributions, 2022 earnings and year-end account balances for the named executive officers under our deferred compensation plans.

Name	Plan Name	Executive Contributions in 2022(1) ($)	Registrant Contributions in 2022(2) ($)	Aggregate Earnings in 2022(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2022(4) ($)

Daniel J. Schrider	EIRP	n/a	-	15,780	-	1,138,321

	NQDC Plan	-	67,813	-	-	67,813

Philip J. Mantua	EIRP	n/a	-	25,995	-	772,682

	NQDC Plan	-	28,938	-	-	28,938

Joseph J. O’Brien, Jr.	EIRP	n/a	-	(57,562)	-	447,918

	NQDC Plan	-	34,026	-	-	34,026

	Deferred Compensation Plan	-	-	673	-	20,018

Kenneth C. Cook	EIRP	n/a	-	3,569	-	22,914

	NQDC Plan	-	29,574	-	-	29,574

R. Louis Caceres	EIRP	n/a	-	(23,672)	-	639,295

	NQDC Plan	-	29,256	-	-	29,256

(1)	Participant contributions are not permitted under the EIRP.

(2)

Represents amounts earned in 2022 and credited to the executive officer’s account under the NQDC Plan in 2023, after the Compensation Committee certified the achievement of the applicable performance measure. Contributions under the NQDC Plan are described under “Compensation Discussion and Analysis – 2022 Compensation” on page 38. These amounts are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(3)

Each of the NQDC Plan, the EIRP and the Deferred Compensation Plan credits plan balances with the actual financial performance of investment funds in which the plan balances are hypothetically invested. Earnings on plan balances under the EIRP are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Earnings on plan balances for the Deferred Compensation Plan are not included in the Summary Compensation Table because they are not considered to be above-market or preferential.

(4)

The aggregate balance under the EIRP as of December 31, 2022 for each named executive officer includes the following aggregate amount of prior registrant contributions and aggregate earnings that were previously earned and reported as compensation in the Summary Compensation Table for the years 2008 through 2021 as follows: Mr. Schrider, $992,539; Mr. Mantua, $538,047; Mr. O’Brien, $449,389; Mr. Cook, $57,879; and Mr. Caceres, $503,935. The aggregate balance under the Deferred Compensation Plan as of December 31, 2022 for Mr. O’Brien includes $3,613 of prior earnings that were previously earned and reported as compensation in the Summary Compensation Table.

The following describes the material features of our nonqualified deferred compensation plans in which the named executive officers participate.

Non-Qualified Deferred Compensation Plan – Each of our named executive officers is eligible to participate in the Non-Qualified Deferred Compensation Plan (NQDC Plan), which provides deferred compensation benefits for a select group of management and highly compensated employees, including the named executive officers. The NQDC Plan provides participants with the option to defer receipt of a portion of their base salary and annual cash incentives. Participant contributions are fully vested at all times.

At its sole discretion, the company may credit participant accounts with company contributions. The company determines who will receive discretionary contributions, as well as the amounts and timing of any such contributions. In 2022, the company credited each of the executive officers with a deferral bonus based on achievement of a specified performance measure. The company contribution vests immediately. Performance measures and awards for 2022 are described under “Compensation Discussion and Analysis – 2022 Compensation” on page 38.

Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant.

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EXECUTIVE COMPENSATION

Executive Incentive Retirement Plan – Prior to 2022, each of our named executive officers participated in the Executive Incentive Retirement Plan (EIRP), a deferred compensation plan that provides for supplemental executive retirement benefits. Under the EIRP, a guaranteed minimum deferral bonus equal to 3% of a participant’s base salary was credited annually to the participant’s deferred benefit account. Each year, the Compensation Committee determined the performance measures by which a deferral bonus above the minimum may be earned. Employer contributions under the EIRP and earnings on EIRP balances vest immediately. Prior to 2022, interest accrued on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. Beginning in 2022, participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds.

Participants may generally elect to receive distribution of their vested account balance in a lump sum or in annual installments payable over up to 15 years commencing following separation from service or at a later date not beyond the first business day of the January occurring after the year in which the Participant attains age 70. A participant whose employment is terminated for just cause will forfeit his or her account balance.

Deferred Compensation Plan – Prior to 2022, we maintained a deferred compensation plan that provided the opportunity to defer up to 25% of base salary and up to 100% of cash bonuses for payment following the six-month anniversary of any separation from service. Prior to 2022, interest accrued on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. Beginning in 2022, participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

  SEVERANCE BENEFITS

On December 14, 2022, the Board, as part of its ongoing review of the company’s executive compensation and retention program, approved the terms of the Sandy Spring Bancorp, Inc. Executive Severance Plan. The purpose of the Executive Severance Plan is to provide severance benefits to certain of our senior executives and key employees in the event their employment is terminated in certain circumstances, including certain terminations related to a change in control. The Executive Severance Plan is intended to secure the continued services of our executive and key employees and to ensure their continued dedication to their duties in the event of any threat or occurrence of a change in control. The Executive Severance Plan is also intended to provide a level of security to executive and key employees who are terminated without cause, notwithstanding that such termination or resignation has occurred outside of a covered period relating to a change in control.

Under the Executive Severance Plan, a participant who undergoes an involuntary termination other than for cause (as defined in the plan) or voluntary termination for good reason (as defined in the plan) during the period commencing with our initial public announcement of the agreements or other actions that are expected or intended to result in a change of control (as defined in the plan) and ending 24 months following the occurrence of such change in control will receive, subject to the participant’s execution of a general release of claims:

•	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which he or she is terminated;

•

a lump sum cash payment equal to the participant’s severance multiple, multiplied by the sum of (i) the greater of (x) the participant’s base salary as in effect immediately before the applicable change in control occurred or (y) the participant’s base salary as in effect on the participant’s termination date and (ii) the participant’s target bonus for the year in which the termination date occurs; and

•

if the participant elects continuation coverage under COBRA, a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and his or her dependents immediately before the participant’s termination date by (ii) the number of months represented by the participant’s severance multiple.

If the severance benefits under the Executive Severance Plan, along with any other payments occurring in connection with a change in control of the company, were to cause the participant to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the participant will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the participant.

Under the Executive Severance Plan, a participant who undergoes an involuntary termination other than for cause outside of a covered period relating to a change in control will receive, subject to the participant’s execution of a general release of claims:

•	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which he or she is terminated;

•	cash severance in an amount equal to the participant’s severance multiple, multiplied by the participant’s base salary as in effect on the participant’s termination date; and

•

if the participant elects continuation coverage under COBRA, a cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and his or her dependents immediately before the participant’s termination date by (ii) the number of months represented by the participant’s severance multiple.

48	| Notice and Proxy Statement | 2023

EXECUTIVE COMPENSATION

Each of the named executive officers, other than Mr. Cook, who retired effective as of February 28, 2023, has been designated as a participant in the Executive Severance Plan with a severance multiplier of three for termination occurring during a covered period related to a change in control and a severance multiplier of one for termination outside of a covered period. Severance benefits payable under the Executive Severance Plan will replace (and be paid in lieu of) any severance benefits that a participant otherwise is eligible to receive under any other agreements entered into between us and participant, and no participant will be entitled to severance benefits under both the Executive Severance Plan and any other severance arrangement maintained by us. In connection with their participation in the Executive Severance Plan, each of the named executive officers agreed to the termination of his employment or change in control agreement.

The Executive Severance Plan also includes a non-disclosure obligation and an obligation not to solicit our employees or clients for a period of 12 months after the date of the participant’s termination of employment.

  EQUITY AWARDS – CONSEQUENCES OF TERMINATION OF EMPLOYMENT

The following table shows how equity awards are treated if a named executive officer terminates employment:

Award Type	Event	Consequences

RSAs	Death	Unvested RSAs immediately vest
	Disability	Unvested RSAs immediately vest upon termination
	Voluntary or involuntary termination	Unvested RSAs are forfeited
	Change in control	No impact absent termination of employment; unvested RSAs immediately vest upon a qualifying termination within 24 months of the change in control(1)

RSUs	Death	Unvested RSUs immediately vest
	Disability	Unvested RSUs immediately vest upon termination
	Involuntary termination for just cause	Unvested RSUs are forfeited
	Involuntary termination without just cause	Unvested RSUs continue to vest on original schedule, subject to execution of general release of claims
	Voluntary termination	Unvested RSUs are forfeited
	Retirement(2)	Unvested RSUs continue to vest on original schedule, subject to execution of general release of claims and covenant not to compete
	Change in control	No impact absent termination of employment; unvested RSUs immediately vest upon a qualifying termination within 24 months of the change in control

PRSUs	Death	PRSUs immediately vest at target level
	Disability	PRSUs continue to earn and pay based on actual performance
	Involuntary termination for just cause	PRSUs are forfeited
	Involuntary termination without just cause	PRSUs continue to earn and pay based on actual performance, prorated to reflect the portion of the performance period that the executive officer was employed by the company
	Voluntary termination	PRSUs are forfeited
	Retirement(2)	PRSUs continue to earn and pay based on actual performance, subject to execution of a general release of claims
	Change in control	PRSUs continue to earn based on continued employment, with performance measures deemed to be satisfied at the target level; PRSUs immediately vest upon a qualifying termination within 24 months of the change in control

(1)	For grants prior to 2020, RSAs will immediately vest in the event of termination of employment, other than for just cause, within 12 months of a change in control.

(2)	Retirement means any voluntary or involuntary termination (other than for death, disability or just cause) after the executive reaches age 65 or age 60 with ten years of continuous service.

| Notice and Proxy Statement | 2023	49

EXECUTIVE COMPENSATION

  OTHER POTENTIAL PAYMENTS

Following termination of employment, our named executive officers would receive payment of retirement benefits and nonqualified deferred compensation under the various plans in which they participate. The value of those benefits as of December 31, 2022 is set forth in the Pension Benefits and Nonqualified Deferred Compensation tables. All of our named executive officers are fully vested in the benefits described in those sections, and there is no increase in those benefits upon termination. Benefits under the EIRP are forfeited in the event of termination for cause.

  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential payments to our named executive officers pursuant to existing plans and arrangements in event of their termination or a change of control as of December 31, 2022 are shown in the table below. These amounts are estimates only. The actual amounts to be paid can only be determined at the time the executive becomes eligible for payment. Valuation of equity awards was based on the closing price of our common stock on December 30, 2022, which was $35.23 per share. In the event of termination for cause or voluntary termination, the named executive officers would receive only their salary through the date of termination.

Name		Death ($)	Disability ($)	Termination without cause ($)	Change in control and qualifying termination ($)

Daniel J. Schrider	Cash severance(1)(2)	—	—	875,000	4,593,750

	Welfare benefits(3)	—	—	31,654	94,961

	Split-dollar life insurance(4)	2,187,500	—	—	—

	RSAs/RSUs(5)	749,589	749,589	—	749,589

	PRSUs(6)	678,304	—	—	678,304

Philip J. Mantua	Cash severance(1)(2)(7)	—	—	455,000	2,047,500

	Welfare benefits(3)	—	—	31,654	94,961

	Split-dollar life insurance(4)	1,137,500	—	—	—

	RSAs/RSUs(5)	269,967	269,967	—	269,967

	PRSUs(6)	240,343	—	—	240,343

Joseph J. O’Brien, Jr.	Cash severance(1)(2)(7)	—	—	535,000	2,648,250

	Welfare benefits(3)	—	—	31,654	94,961

	Split-dollar life insurance(4)	1,337,500	—	—	—

	RSAs/RSUs(5)	359,346	359,346	—	359,346

	PRSUs(6)	326,196	—	—	326,196

R. Louis Caceres	Cash severance(1)(2)	—	—	460,000	2,139,000

	Welfare benefits(3)	—	—	31,654	94,961

	Split-dollar life insurance(4)	1,150,000	—	—	—

	RSAs/RSUs(5)	256,193	256,193	—	256,193

	PRSUs(6)	229,257	—	—	229,257

(1)

Amounts are payable under the terms of the Executive Severance Plan. Amounts payable in the event of termination without cause would be paid over one year in accordance with our normal payroll practices. Amounts payable in the event of a qualifying termination following a change in control would be paid in a lump sum.

(2)

Amounts listed under “Change in control and qualifying termination” do not reflect the fact that under the Executive Severance Plan payments in connection with a change in control that would result in a golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code may be reduced in certain circumstances so that such tax would not apply.

(3)	Amount represents health insurance benefits to be paid under the Executive Severance Plan based upon monthly premiums being paid as of December 31, 2022.

(4)	Amounts are payable to the named executive officer’s beneficiaries under split-dollar life insurance agreements that we have entered into with the named executive officers.

(5)	Amount represents the value of unvested RSAs and RSUs that would vest upon termination of employment.

(6)

Amount represents the value of PRSUs that would vest and be paid upon death or a qualified termination following a change in control. Following termination due to disability, retirement or without just cause, PRSU payments remain subject to the company’s actual performance. Therefore, no amounts are shown for these scenarios.

50	| Notice and Proxy Statement | 2023

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
The following table provides information regarding compensation paid to the company’s chief executive officer and other named executive officers along with the cumulative total shareholder return of the company and a peer group index, the company’s net income and the company’s core ROTCE, which is the most important financial performance measure (that is not otherwise disclosed in the table) used by the company to link compensation actually paid to the company’s named executive officers, for 2022, to company performance.

					Value of initial fixed $100 investment (3) based on:

Year	Summary Compensation Table total for Chief Executive Officer ($)	Compensation actually paid to Chief Executive Officer (1) ($)	Average Summary Compensation Table total for NEOs other than CEO ($)	Average compensation actually paid to NEOs other than CEO (2) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (000s) ($)	Core ROTCE

2022	2,498,857	1,799,152	1,201,288	939,530	103.70	106.01	166,299	14.69%

2021	2,624,843	3,921,201	1,200,521	1,689,467	133.72	117.08	235,107	22.04%

2020	2,363,122	2,232,193	1,010,747	971,867	88.20	87.90	96,953	13.61%

(1)
Daniel J. Schrider served as President and Chief Executive Officer for each of the years presented in the table. Compensation actually paid to Mr. Schrider for each of the years presented in the table, as calculated in accordance with SEC regulations, was as follows:

	2022 ($)	2021 ($)	2020 ($)

Total compensation in Summary Compensation Table	2,498,857	2,624,843	2,363,122

Minus: aggregate change in pension value	—	—	(79,897)

Minus: stock awards reported in Summary Compensation Table	(850,064)	(742,553)	(684,082)

Plus: fair value* at fiscal year-end of unvested stock awards granted during covered fiscal year	668,630	887,076	856,358

Plus/Minus: change in fair value* at fiscal year-end of unvested stock awards granted in any prior fiscal year	(461,827)	1,043,988	(86,178)

Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	(56,444)	107,947	(137,130)

Plus: dividends paid on stock awards not included in total compensation	—	—	—

Compensation actually paid	1,799,152	3,921,201	2,232,193

*
We used a Monte Carlo simulation to determine the grant date fair value of the portion of the 2018, 2019 and 2020 equity awards that would vest based on the company’s total shareholder return and revalued those awards as of the end of the first and second years of the performance period using the same valuation methodology for purposes of this table. We remeasured the fair value at the end of the three-year performance period and on the vesting date based on the payout resulting from the company’s actual relative TSR (as previously disclosed) and the closing price of company common stock. The remeasured fair value of the 2018 awards was $32.96 per share as of December 31, 2019. The remeasured fair value of the 2019 awards was $34.70 per share as of December 31, 2019 and $
34.84
per share as of December 31, 2020. The remeasured fair value of the 2020 awards was $36.40 as of December 31, 2020 and $72.37 as of December 31, 2021.

We remeasured the fair value at fiscal year end of the 2018 through 2022 equity awards (or portion thereof) subject to performance conditions based on the probable outcome of the performance conditions as of the last day of the fiscal year and the closing price of company common stock on the last trading day of the year. We remeasured the fair value of such awards on the vesting date based on the payout resulting from the company’s actual performance (as previously disclosed) and the closing price of company common stock. The estimated payout of the portion of the 2018 awards based on cumulative EPS was 100% at December 31, 2019 and December 31, 2020. The estimated payout of the portion of the 2019 awards based on cumulative EPS was 100% at December 31, 2019 and 2020 and 150% at December 31, 2021. The estimated payout of the portion of the 2020 awards based on cumulative EPS was 100% at December 31, 2020, 125% at December 31, 2021 and 140% at December 31, 2022. The estimated payout of the portion of the 2020 awards based on relative ROTCE was 100% at December 31, 2020 and 150% at December 31, 2021 and 2022. The estimated payout of the 2021 awards was 100% at December 31, 2021 and 137% at December 31, 2022. The estimated payout of the 2022 awards was 100% at December 31, 2022.

| Notice and Proxy Statement | 2023	51

EXECUTIVE COMPENSATION

(2)
The named executive officers for each of the years presented in the table were as follows: for 2022 and 2021, Philip J. Mantua, Joseph J. O’Brien, Jr., Kenneth C. Cook and R. Louis Caceres; for 2020, Mr. Mantua, Mr. O’Brien, Mr. Cook and Kevin Slane. The average compensation actually paid to the named executive officers other that the chief executive officer for each of the years presented in the table, as calculated in accordance with SEC regulations, was as follows:

	2022 ($)	2021 ($)	2020 ($)

Total compensation in Summary Compensation Table	1,201,288	1,200,521	1,010,747

Minus: aggregate change in pension value	—	—	(8,328)

Minus: stock awards reported in Summary Compensation Table	(307,585)	(289,611)	(249,622)

Plus: fair value* at fiscal year-end of unvested stock awards granted during covered fiscal year	243,395	345,996	312,513

Plus/Minus: change in fair value* at fiscal year-end of unvested stock awards granted in any prior fiscal year	(178,151)	393,575	(46,503)

Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	(19,417)	38,988	(46,941)

Plus: dividends paid on stock awards not included in total compensation	—	—	—

Compensation actually paid	939,530	1,689,467	971,867

*	See Note 1 above for information on the remeasurement of fair value of stock awards at fiscal year end and vesting dates.

(3)	Cumulative total shareholder return (TSR) assumes an initial investment of $100 as of the market close on December 31, 2019. The peer group used for this purpose is the KBW Nasdaq Regional Bank Index.
  FINANCIAL PERFORMANCE MEASURES
The following table lists the most important financial performance measures used by us to link compensation actually paid to our named executive officers for 2022 to company performance.

Core earnings

Non-GAAP efficiency ratio

Core return on tangible common equity

Core return on average assets
For explanations of these financial performance measures and reconciliation to the applicable amount measured in accordance with GAAP, see Annex A. For explanations of how these financial performance measures were used to determine 2022 pay for our chief executive officer and other named executive officers, see “Compensation Discussion and Analysis – 2022 Compensation” on page 34.

52	| Notice and Proxy Statement | 2023

EXECUTIVE COMPENSATION

  RELATIONSHIP BETWEEN PAY AND FINANCIAL PERFORMANCE
The charts below describe the relationship between compensation actually paid to our chief executive officer and other named executive officers (as calculated above) and our financial and stock performance. Generally, compensation actual paid is directionally aligned with the company’s cumulative TSR, net income and co re ROTCE.

| Notice and Proxy Statement | 2023	53

CEO PAY RATIO

CEO PAY RATIO

We are required by SEC rules to disclose the median of the annual total compensation of all employees of the company (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on our payroll records and the methodology described below, and was calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use variety of methodologies, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We selected November 20, 2022 as the determination date for identifying the median employee. Year-to-date taxable wages paid from January 1, 2022 to November 20, 2022 for all employees as of the determination date, with the exception of Mr. Schrider, were arrayed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period. This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. The median employee was identified, and total compensation for the median employee was calculated in the manner required for the Summary Compensation Table. Mr. Schrider’s total compensation for 2022, as disclosed in the Summary Compensation Table, was $2,498,857 and the median employee’s was $87,157, producing a ratio of 29 to 1.

54	| Notice and Proxy Statement | 2023

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

PROPOSAL 2:

APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

  BACKGROUND

Our Articles of Incorporation currently divide the Board of Directors into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors stands for election at each annual meeting of shareholders, such that shareholders vote on and elect approximately one-third of the Board each year. At this annual meeting, our shareholders are being asked to approve and adopt a proposal to amend the Articles of Incorporation to declassify the Board.

This proposal is the same as the Board’s proposal last year, which did not receive a sufficient number of votes despite our adjourning the annual meeting to solicit additional votes. At the 2022 annual meeting, the proposal to declassify the Board (through amendment to Article IX of the Articles of Incorporation) was approved by 77.9% of the outstanding shares, which fell short of the required 80% threshold by a small margin. While the Board’s prior proposal was unsuccessful, the large number of votes that it received indicates that there is substantial shareholder interest in declassifying the Board and providing for the annual election of directors.

The Nominating and Governance Committee considered and then recommended to the Board the proposed amendments to the company’s Articles of Incorporation to declassify the Board. The Board accepted this recommendation, determined that the proposed amendments are advisable, and unanimously approved the amendments, subject to shareholder approval at this annual meeting.

If shareholders approve the amendments, they will become effective upon the filing of Articles of Amendment to the company’s Articles of Incorporation with the Maryland Department of Assessments and Taxation. We intend to file the Articles of Amendment shortly after the annual meeting.

  TEXT OF THE PROPOSED AMENDMENTS

Section (B) of ARTICLE IX of the Articles of Incorporation would be deleted in its entirety and replaced with new Section (B). Additions are indicated in double underline, and deletions are indicated in strikethrough.

B. ~~Classified Board~~ Election of Directors. Until the 2023 annual meeting of shareholders, the ~~The~~ Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, which classes shall be designated Class I, Class II and Class III. At each annual meeting of shareholders beginning ~~in 1992~~ with the 2024 annual meeting of shareholders, successors to the ~~class of~~ directors whose terms expires at such annual meeting shall be elected for a term ~~of three years~~ expiring at the next annual meeting of shareholders following the director’s election and until such director’s successor is elected and qualifies, or until his or her earlier death, resignation, disqualification or removal.

~~(1)     The following directors shall be assigned to Class I and shall serve until the 1994 annual meeting of shareholders:~~

~~Andrew N. Adams, Jr.~~

~~Robert L. Mitchell~~

~~Robert L. Orndorff, Jr.~~

~~(2)     The following directors shall be assigned to Class 11 and shall serve until the 1993 annual meeting of shareholders:~~

~~William M. Canby~~

~~John Chirtea~~

~~Willard H. Derrick~~

~~Hunter R. Hollar~~

~~(3)     The following directors shall be assigned to Class III and shall serve until the 1992 annual meeting of shareholders.~~

~~Charles F. Mess~~

~~Louisa W. Riggs~~

~~Francis Snowden~~

~~W. Drew Stabler~~

| Notice and Proxy Statement | 2023	55

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

~~Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.~~

~~Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as nearly equal as possible. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly equal as possible.~~

Whenever the holders of anyone or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article IX. Notwithstanding the foregoing, and except as otherwise may be required by applicable law, whenever the holders of anyone or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

ARTICLE XI of the Articles of Incorporation would be deleted in its entirety and replaced with new ARTICLE XI.

Subject to the rights of the holders of any class separately entitled to elect one or more directors, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum, or by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. ~~A director so chosen by shareholders shall hold office for the remainder of the term of the class to which the director is assigned.~~ A director elected by the ~~Board of Directors~~ shareholders to fill a vacancy resulting from the removal of a director shall hold office for the remainder of the term of the removed director. A director elected by the Board of Directors to fill a vacancy ~~resulting from any cause other than removal of a director~~ shall hold office ~~for a term expiring at the following~~ until the next annual meeting of shareholders and until his or her successor is elected and qualifies.

  REASONS FOR THE PROPOSED AMENDMENTS

The Nominating and Governance Committee and the Board periodically consider our corporate governance practices and structures in light of the continuing evolution of best practices. As part of that process, the Board considers corporate trends, peer practices, the views of our institutional shareholders and the guidelines of proxy advisory firms. As such, the Nominating and Governance Committee and the Board have, from time to time, reviewed the classified board structure.

The Board recognizes that a classified structure may offer advantages, such as promoting continuity and stability, encouraging its directors to take a long-term perspective and reducing our vulnerability to coercive takeover tactics. The Board also recognizes the strong sentiment among the investment community in favor of annual elections, that many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies, and that a classified board structure does not enable shareholders to express a view on each director’s performance by means of an annual vote.

After carefully weighing these and other factors (including that the number of public companies with classified boards continues to decline), the Board has determined that it is in the best interests of the company and our shareholders to declassify the Board and recommends that shareholders approve the proposed amendments to effectuate the declassification.

  EFFECT OF THE PROPOSED AMENDMENTS

If the proposed amendments are approved, the current classified board structure will be phased out over a three-year period beginning at the 2024 annual meeting of shareholders. Directors elected to three-year terms prior to the effectiveness of the proposed amendment (including the directors elected at this annual meeting) will complete those terms. Beginning with the 2024 annual meeting, directors will stand for election on an annual basis for one-year terms. Beginning with the 2026 annual meeting of shareholders, all directors will stand for election annually and the Board will no longer be classified.

If the proposed amendments to the Articles of Incorporation to declassify the Board are not approved by our shareholders, the Articles of Incorporation will not be amended as set forth above and the Board will continue to be classified with directors serving staggered, three-year terms.

  REQUIRED VOTE

The affirmative vote of at least 80 percent of outstanding shares of common stock entitled to vote at the annual meeting is required for shareholders to approve the proposed amendments to the Articles of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

56	| Notice and Proxy Statement | 2023

PROPOSAL 3: APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT FOR CERTAIN AMENDMENTS

PROPOSAL 3:

APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT FOR CERTAIN AMENDMENTS

  BACKGROUND

The company’s Articles of Incorporation currently require the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the company entitled to vote generally in the election of directors, voting together as a single class, to repeal, alter, amend or rescind the provisions of Article VI (authorization of issuance of stock), Article IX (directors), Article XII (approval of certain transactions), Article XIII (approval of business combinations with controlling parties), Article XIV (evaluation of business combinations) and Article XIX (amendment of Articles of Incorporation).

At this annual meeting, our shareholders are being asked to approve and adopt a proposal to amend the Articles of Incorporation to eliminate the supermajority requirement for amendment of certain provisions of the Articles of Incorporation and require only a majority of all votes entitled to be cast on the matter to amend all provisions of the Articles of Incorporation.

The Nominating and Governance Committee considered and then recommended to the Board the proposed amendments to the company’s Articles of Incorporation. The Board accepted this recommendation, determined that the proposed amendments are advisable, and unanimously approved the amendments, subject to shareholder approval at this annual meeting.

If shareholders approve the amendments, they will become effective upon the filing of Articles of Amendment to the company’s Articles of Incorporation with the Maryland Department of Assessments and Taxation. We intend to file the Articles of Amendment shortly after the annual meeting.

  TEXT OF THE PROPOSED AMENDMENTS

ARTICLE XIX of the Articles of Incorporation would be amended to read as follows. Additions are indicated in double underline, and deletions are indicated in strikethrough.

The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. ~~Notwithstanding the foregoing, the provisions set forth in Articles VI, IX, XII, XIII, XIV and this Article XIX of these Articles may not be repealed, altered, amended or rescinded in any respect unless the same~~ Any amendment of these Articles shall be valid and effective if such amendment is approved by the affirmative vote of ~~the holders of not less than eighty percent (80%)~~ a majority of ~~the outstanding shares of capital stock of the Corporation~~ all the votes entitled to ~~vote generally in the election of directors (considered for this purpose as a single class)~~ be cast on the matter~~at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting)~~.

  REASONS FOR THE PROPOSED AMENDMENTS

The Nominating and Governance Committee and the Board periodically consider our corporate governance practices and structures in light of the continuing evolution of best practices. As part of that process, the Board considers corporate trends, peer practices, the views of our institutional shareholders and the guidelines of proxy advisory firms. As such, the Board has determined that requiring only a majority of all votes entitled to be cast on the matter to amend all provisions of the Articles of Incorporation is in the best interests of the company and our shareholders. Accordingly, the Board has directed that these amendments be submitted to the shareholders for their consideration and has recommended that the shareholders approve the proposed amendments.

  REQUIRED VOTE

The affirmative vote of at least 80 percent of outstanding shares of common stock entitled to vote at the annual meeting is required for shareholders to approve the proposed amendments to the Articles of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

| Notice and Proxy Statement | 2023	57

PROPOSAL 4: ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

PROPOSAL 4:

ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Protection Act requires companies to submit to shareholders a non-binding vote on the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement. The Board recommended and the shareholders elected to have this proposal submitted annually.

This proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse the executive compensation program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote will not be binding on the Board and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board believes that our compensation practices are designed to accomplish the objectives described in the Compensation Discussion and Analysis and that they are appropriately aligned with our long-term success and the interests of shareholders.

  VOTING STANDARD

This matter will be decided by the vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

58	| Notice and Proxy Statement | 2023

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF FUTURE VOTES TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

PROPOSAL 5:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE VOTES TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Protection Act requires companies to submit to shareholders a non-binding vote on the frequency of shareholder approval of compensation of the named executive officers. At least every six years, shareholders will be given the opportunity to vote on whether the “say on pay” resolution (presented in Proposal 4 above) should be held every one, two, or three years. In 2017, the Board recommended and the shareholders elected to have the “say on pay” proposal submitted annually.

The Board is asking shareholders to indicate their preferred voting frequency of either every one, two or three years. The Board has determined that an annual “say on pay” vote will allow shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, and recommends that shareholders select a frequency of every one year. As an advisory vote, the results of the vote on this proposal are not binding on the Board.

  VOTING STANDARD

This matter will be decided by the vote of a majority of the votes cast at the annual meeting. Shareholders may vote for the frequency of “One Year,” “Two Years,” or “Three Years” or may “Abstain.” Because this proposal has three choices, it is possible that no choice will receive a majority of the votes cast. Therefore, the Board will consider the choice that receives the highest number of votes as the choice supported by shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EVERY “ONE YEAR” AS THE PREFERRED FREQUENCY FOR THE ADVISORY VOTE ON THE APPROVAL OF COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS.

| Notice and Proxy Statement | 2023	59

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 6:

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2023. In accordance with established policy, the Board is submitting the appointment of Ernst & Young LLP to the vote of the shareholders for ratification. In the event the appointment is not ratified by the shareholders it is anticipated that no change in auditors will be made for the current year because of the difficulty and expense of making a change so long after the beginning of the year, but the vote will be considered in connection with the auditor appointment for 2024.

In reaching its decision to engage Ernst & Young LLP, the committee considered the independence factors, the length of the audit firm’s tenure as our independent auditor, the audit firm’s past performance, the audit firm’s relationship with the committee and with management, and the fee structure that was negotiated. After discussion of these factors, the committee concluded that it was in the best interests of shareholders to continue the engagement of Ernst & Young LLP as our independent registered public accounting firm for 2023.

Ernst & Young LLP provides tax compliance services for trust clients of Sandy Spring Bank, the fees for which are billed to those clients. These services, which are permissible under applicable independence standards, were pre-approved by the committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  VOTING STANDARD

This matter will be decided by the majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

  AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered for the audit of our annual financial statements by Ernst & Young LLP for the years ended December 31, 2022 and December 31, 2021, together with fees billed for other services.

	2022 ($)	2021 ($)

Audit Fees	1,577,000	1,050,000

Audit-Related Fees	—	—

Tax Services	187,766	279,000

All Other Fees	50,000	—

Total	1,814,766	1,329,000

“Audit Fees” consist of fees for professional services rendered for the annual audit of our consolidated financial statements, including the integrated audit of internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, review services, consents and comfort letters in connection with securities offerings, and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

“Tax Services” consist of 1099 processing fees for trust clients of Sandy Spring Bank.

“All Other Fees” consist of fees for permissible services not related to financial reporting.

60	| Notice and Proxy Statement | 2023

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  AUDIT COMMITTEE’S PREAPPROVAL POLICIES AND PROCEDURES

The committee is required to pre-approve all auditing services and permitted non-audit services provided by our independent registered public accounting firm, Ernst & Young LLP. An exception for preapproval of non-audit services may be made if:

•

the aggregate amount of all such non-audit services provided to the company constitutes not more than 5% of the total amount of revenues paid by it to the independent registered public accounting firm during the fiscal year in which the non-audit services are provided;

•

such services were not recognized by the company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee prior to the completion of the audit.

All audit services, tax services and permitted non-audit services to be performed by Ernst & Young LLP have been preapproved by the committee as required by SEC regulations and the committee’s charter without exception. The committee also has determined that the amount and nature of non-audit services rendered by Ernst & Young LLP to the company is consistent with its independence.

| Notice and Proxy Statement | 2023	61

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently composed of five independent directors and operates under a written charter adopted by the Board. The Audit Committee is appointed by the Board to assist the Board in monitoring: (1) the integrity of the company’s accounting and financial statements and reporting process; (2) the qualifications, independence, and performance of the company’s independent registered public accounting firm; and (3) the qualifications and performance of the company’s internal audit department.

The committee is directly responsible for the appointment and oversight of the independent registered public accounting firm, including review of their general qualifications, specific experience in the financial sector, and compensation structure. The committee has engaged Ernst & Young LLP since 2013. The company’s management is responsible for its internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the company’s internal control over financial reporting.

In 2022, the committee met eight times, four of which were to approve quarterly earnings releases, to carry out its duties and responsibilities as set forth in the Audit Committee charter that is available on the company’s investor relations website.

In fulfilling its oversight duties, the committee:

•	reviewed and discussed with management and Ernst & Young LLP the scope and effectiveness of the company’s disclosure controls and procedures;

•

reviewed and discussed the company’s audited and unaudited financial statements with management and Ernst & Young LLP each quarter, prior to filing with the SEC and releasing to the public, for purposes of evaluating their accuracy and fair presentation of the company’s financial condition;

•

discussed with Ernst & Young LLP the critical audit matters and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including, but not limited to, the audit strategy, scope and plan for the audit work, and the significant risks and areas of audit focus;

•	met with Ernst & Young LLP, with and without members of management present, to discuss the results of their evaluation of the integrity of the company’s financial reporting;

•	received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable standards of the Public Company Accounting Oversight Board;

•	reviewed and discussed with Ernst & Young LLP the matter of auditor independence;

•

met regularly with the company’s chief internal auditor, with and without members of management present, to review and approve the annual risk-based audit plan, to review all audit reports, to track the timely resolution of any findings, and to assess the performance of the chief internal auditor; and

•	reviewed and monitored compliance with the “whistleblower” provisions of the Sarbanes-Oxley Act.

Based upon the reviews and discussions described above, the committee recommended to the company’s Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2022.

February 14, 2023                                                                                                             Pamela A. Little, Chair

Brian J. Lemek

Walter C. Martz II

Mark C. Micklem

Robert L. Orndorff

62	| Notice and Proxy Statement | 2023

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

ATTENDING THE MEETING

All holders of Sandy Spring stock as of the record date (March 8, 2023) and persons holding valid proxies from such shareholders are invited to attend the annual meeting. To gain entrance to the annual meeting, you must present valid, government-issued photo identification. If you are not a shareholder of record, you must also present evidence of ownership of Sandy Spring stock as of the record date.

VOTING MATTERS

Shares Entitled to Vote. Holders of Sandy Spring common stock, par value $1.00 per share, as of the close of business on the record date of March 8, 2023 are eligible to vote at the annual meeting. On that date, 44,820,452 shares of common stock were outstanding and eligible to vote. Each share of common stock entitles the holder to one vote on the items of business to be considered at the annual meeting.

Quorum Requirements. The presence, in person or by proxy, of holders of a majority of our outstanding common stock is required to constitute a quorum for the transaction of business at the annual meeting. Shareholders who deliver valid proxies or attend the meeting in person will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. We intend to include as present at the meeting shares present but not voting, shares for which we have received proxies but for which holders have abstained from voting, and broker “non-votes” (explained below).

Voting Procedures. You may vote your shares in one of several ways, depending upon how you own your shares.

If you are a shareholder of record, meaning that you hold Sandy Spring stock directly (not through a bank, broker or other nominee), you may vote in person at the annual meeting or by submitting your proxy in any one of following ways:

•	Voting on the internet. Go to www.envisionreports.com/sasr and follow the instructions. You will need to have your control number (from your proxy card) with you when you go to the website.

•	Voting by telephone. Call the phone number on your proxy card and follow the instructions. You will need to have your control number with you when you call.

•	Voting by mail. Complete, sign, date and return your proxy card in the envelope provided in advance of the meeting.

If you are a beneficial holder, meaning that you hold your shares through a bank, broker or other nominee, you must follow the voting instructions you receive from the holder of record to vote your shares. If you are a beneficial owner and you would like to vote in person at the meeting, you must also present a written legal proxy from your broker, bank, or other nominee.

If you hold your shares through a bank, broker, or other nominee, it is critical that you cast your vote if you want it to count for Proposals 1, 2, 3, 4 and 5. Your broker is not allowed to vote shares on your behalf on such matters without your specific instruction. If you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf. Your broker will have discretion to vote any uninstructed shares on matters considered routine items, such as ratification of the appointment of the independent registered public accounting firm (Proposal 6).

If you have questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson LLC, at 866-357-4029 (toll free).

All shares represented by valid proxies that are not revoked will be voted at the annual meeting in accordance with your voting instructions. If you properly submit a proxy without specifying how you want your shares to be voted, your shares will be voted in accordance with the recommendations of the Board. If your shares are held with our transfer agent, Computershare, and you do not return your proxy, no votes will be cast on your behalf.

Employee shareholders. If you participate in the Sandy Spring Bank 401(k) Plan (the “401(k) plan”), and your plan account holds shares of our common stock, you must provide voting instructions to Principal Trust Company, the trustee for the 401(k) plan by internet, telephone, or proxy card for the shares to be voted according to your instructions. Your voting instructions to the trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the 401(k) plan is May 19, 2023, at 11:59 p.m., Eastern Time. After the voting instruction deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares. If you do not direct the trustee how to vote the shares in your 401(k) plan account, the trustee will vote the shares in the 401(k) plan in the same proportion as the voting instructions it receives from other participants as of the voting instruction deadline.

  VOTES REQUIRED

•

Proposal 1: Election of Directors. In an uncontested election, nominees for election as directors will be elected to the Board if the votes cast “for” the nominee’s election exceed the votes cast “against” his or her election. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. If an incumbent director nominee does not receive the required votes for election,

| Notice and Proxy Statement | 2023	63

INFORMATION ABOUT THE MEETING

the director is required to immediately tender their resignation from the Board. Upon receipt of the director’s resignation, the Nominating and Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation. The Board will promptly disclose its decision regarding the resignation and the basis for the decision.

•

Proposal 2: Amendment of Articles of Incorporation to declassify the Board. The amendments to the Articles of Incorporation to declassify the Board will be approved if the holders of at least 80 percent of the outstanding shares of common stock entitled to vote at the annual meeting vote in favor of the amendments.

•

Proposal 3: Amendment of Articles of Incorporation to eliminate the supermajority vote requirement for certain amendments. The amendments to the Articles of Incorporation to eliminate the supermajority vote requirement for certain amendments will be approved if the holders of at least 80 percent of the outstanding shares of common stock entitled to vote at the annual meeting vote in favor of the amendments.

•

Proposal 4: Advisory vote on executive compensation. The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

•

Proposal 5: Advisory vote on frequency of shareholder vote on executive compensation. The advisory vote on the frequency of the shareholder vote on compensation of the named executive officers disclosed in the proxy statement will be decided by the vote of a majority of the votes cast at the annual meeting. Shareholders may vote for the frequency of “One Year,” “Two Years,” or “Three Years” or may “Abstain.” Because this proposal has three choices, it is possible that no choice will receive a majority of the votes cast. Therefore, the Board will consider the choice that receives the highest number of votes as the choice supported by shareholders.

•

Proposal 6: Ratification of appointment of independent registered public accounting firm. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2023 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Abstentions and Broker Non-Votes. Abstentions, “broker non-votes” (explained below) and failure to cast a vote are not considered “votes cast” and will therefore have no effect on the voting outcome of the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of the shareholder vote on executive compensation, or the ratification of the appointment of Ernst & Young LP as our independent registered public accounting firm. Abstentions, broker non-votes and failure to cast a vote will have the same effect as a vote “against” amendment of the Articles of Incorporation in Proposal 2 and 3.

A “broker non-vote” occurs on an item of business when a registered shareholder does not vote its client’s shares on the item but votes on another matter presented at the meeting. This typically occurs when the registered shareholder (usually a broker or bank) has either voting instructions from its client or discretionary voting authority under NYSE rules to vote on one item of business and not on other items. Brokers and other share custodians do not have discretion to vote on non-routine matters unless the beneficial owner of the shares has given explicit voting instructions. Consequently, if you do not give your broker or share custodian explicit voting instructions, your shares will not be voted on the election of directors, amendment of the Articles of Incorporation, or the advisory vote on executive compensation, and your shares will instead be considered “broker non-votes” on each such item. The ratification of the appointment of Ernst & Young LP as our independent registered public accounting firm for 2023 is considered a routine matter and, as such, your broker or share custodian of record is entitled to vote your shares on such proposal in its discretion if you do not provide voting instructions on that item.

Revocation of Proxies. Shareholders who execute proxies retain the right to revoke them at any time before their shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to the annual meeting or by delivering an executed proxy bearing a later date (including a proxy given by internet or telephone). You may also revoke a previously issued proxy by voting at the annual meeting.

DELIVERY OF PROXY MATERIALS

To reduce the expenses of delivering duplicate proxy materials to shareholders, we rely on SEC rules that permit us to deliver a single proxy statement and annual report with separate proxy cards to multiple shareholders who share an address, unless we receive contrary instructions. If (1) you and another registered holder share an address and each receive paper copies of our proxy material and wish to receive only one paper copy or (2) you share an address with another registered holder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by telephoning our transfer agent at 1-800-368-5948 or writing the transfer agent at Computershare Trust Company, P.O. Box 43078, Providence, RI 02940.

If a bank, broker, or other nominee, holds your shares and you receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, please contact your bank, broker or nominee.

  COSTS OF PROXY SOLICITATION

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may solicit proxies through our directors, officers, and employees. None of our directors, officers or employees will receive any additional or special compensation for soliciting

64	| Notice and Proxy Statement | 2023

INFORMATION ABOUT THE MEETING

proxies. In addition, we have engaged Georgeson LLC to assist us in soliciting proxies at an estimated cost of $9,500 plus expenses. We also will reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

PROPOSALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Under SEC Rule 14a-8, a shareholder desiring to make a proposal to be included in the proxy statement for the 2024 annual meeting of shareholders must submit such proposal to the following address: Corporate Secretary, Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Proposals must be received no later than the close of business on December 13, 2023, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our proxy statement. Simply submitting a proposal does not guarantee that it will be included.

In addition, under our Bylaws, if a shareholder wishes to present nominations for director candidates for election to the Board or other business for consideration at an annual meeting of shareholders, the shareholder must give the Corporate Secretary written notice of the shareholder’s intent to do so. The notice must be received by the Corporate Secretary no later than 90 days and no earlier than 120 days prior to the anniversary date of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then the notice must be received no earlier than 120 days prior to such annual meeting and no later than the later of the 90 days prior to such annual meeting or the 10 days following the day on which public announcement of the date of the annual meeting is first made by the company. To be in proper form, the notice must contain the information required by Article II, Section 13 of our Bylaws.

If the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted.

To comply with the universal proxy rules, shareholders who intend to solicit in support of director nominees other than the company’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, by no later than March 25, 2024.

COMMUNICATION WITH OUR BOARD

Communications to the Board may be sent to Sandy Spring Bancorp, Inc., Attention: Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 and marked to the attention of the Board or any of its committees, the independent directors as a group, or any individual director or directors. Communications also may be sent by email to ir@sandyspringbank.com.

OTHER BUSINESS

In the event that any matter not described herein is properly presented for a shareholder vote at the annual meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to print, we knew of no other matters that might be presented for shareholder action at the annual meeting.

| Notice and Proxy Statement | 2023	65

ANNEX A: NON-GAAP FINANCIAL MEASURES

ANNEX A: NON-GAAP FINANCIAL MEASURES

As discussed in the Compensation Discussion and Analysis included in this proxy statement, the Compensation Committee uses non-GAAP financial measures to evaluate our performance under our incentive compensation plans. Typically, the Compensation Committee adjusts GAAP net income, or elements of net income, for non-core performance items so that participants are compensated for our core performance and not penalized or rewarded for non-core charges or unusual gains.

Non-GAAP measures used in this proxy statement consist of the following:

•

Core earnings. Core earnings and the related measures of core return on tangible common equity and core return on average assets reflect net income exclusive of merger, acquisition and disposal expense, amortization of intangible assets, contingent payment expense, gain on disposal of assets and investment securities losses, on a net of tax basis.

•

Non-GAAP efficiency ratio. The efficiency ratio is non-interest expense as a percentage of net interest income plus non-interest income. The non-GAAP efficiency ratio adjusts non-interest expense to exclude amortization of intangible assets, contingent payment expense, and merger, acquisition and disposal expense, adjusts net interest income to include tax-equivalent income, and adjusts non-interest income to exclude gain on disposal of assets and investment securities losses.

•

Adjusted EPS. Adjusted earnings and the related measure of adjusted earnings per share reflect net income exclusive of merger, acquisition and disposal expense, branch closing costs, contingent payment expense, loss on early redemption of FHLB borrowings, and merger-related provision for credit losses, on a net of tax basis.

These non-GAAP financial measures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures with similar names that may be presented by other companies. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

  CORE EARNINGS AND CORE ROTCE

(In thousands)	2022

Net income (a)	$166,299
Plus/(less) non-GAAP adjustments (net of tax1):
Merger, acquisition and disposal expense	796
Amortization of intangible assets	4,333
Contingent payment expense	929
Gain on disposal of assets	(12,309)
Investment securities losses	257

Core earnings (b)	$160,305

Average total stockholders’ equity	$1,480,198
Average goodwill	366,244
Average other intangible assets, net	23,009

Average tangible common equity (c)	$1,090,945

Return on average tangible common equity (GAAP) (a ÷ c)	15.24%

Core return on average tangible common equity (non-GAAP) (b ÷ c)	14.69%

(1)	Net of combined federal and state marginal tax rate.

| Notice and Proxy Statement | 2023	A-1

ANNEX A: NON-GAAP FINANCIAL MEASURES

  NON-GAAP EFFICIENCY RATIO

(Dollars in thousands)	2022

Non-interest expense (a)	$257,293
Less non-GAAP adjustments:
Amortization of intangible assets	5,814
Contingent payment expense	1,247
Merger, acquisition and disposal expense	1,068

Non-interest expense – as adjusted (b)	$249,164

Net interest income plus non-interest income (c)	$514,023
Plus non-GAAP adjustment:
Tax-equivalent income	3,841
Investment securities losses	345
Less non-GAAP adjustment:
Gain on disposal of assets	16,516

Net interest income plus non-interest income – as adjusted (d)	$501,693

Efficiency ratio (GAAP) (a ÷ c)	50.05%

Efficiency ratio (non-GAAP) (b ÷ d)	49.66%

  3-YEAR ADJUSTED CUMULATIVE EPS

(In thousands, except per share data)	2022	2021	2020

Net income	$166,298	$235,107	$96,953
Plus non-GAAP adjustments (net of tax):
Merger, acquisition and disposal expense	796	34	19,614
Branch closing costs		1,944	712
Contingent payment expense	929	—	—
Loss on FHLB redemption	—	6,779	4,619
Gain on sale of assets	(12,309)	—	—
Merger-related provision for credit losses	—	—	13,636

Net income – as adjusted	$155,714	$243,864	$135,534

Diluted weighted average common shares	45,039	46,899	44,132

Diluted net income per common share (GAAP)	$3.68	$4.98	$2.19

Diluted net income per common share – as adjusted (non-GAAP)	$3.46	$5.20	$3.05

A-2	| Notice and Proxy Statement | 2023

ANNEX A: NON-GAAP FINANCIAL MEASURES

  CORE ROAA

(Dollars in thousands)	2022

Net income (a)	$166,299
Plus/(less) non-GAAP adjustments (net of tax1):
Merger, acquisition and disposal expense	844
Amortization of intangible assets	4,593
Contingent payment expense	985
Gain on disposal of assets	(13,048)
Investment securities gains	273

Core income (non-GAAP) (b)	$159,946

Average assets (c)	$13,218,824

Return on average assets (GAAP) (a ÷ c)	1.26%

Core return on average assets (non-GAAP) (b ÷ c)	1.21%

(1)	Net of federal tax only for comparability to peer group.

| Notice and Proxy Statement | 2023	A-3

Sandy Spring Bancorp Your vote matters–here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be ADD 1 ADD 2 received by 1:00am, Eastern Time, on ADD 3 May 24, 2023. ADD 4 ADD 5 Online ADD 6 Go to www.envisionreports.com/SASR or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/SASR 2023 Annual Meeting Proxy Card 1234 5678 9012 345 VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 6 and for EVERY 1 YEAR on Proposal 5. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01—Mark E. Friis 02—Brian J. Lemek 03—Pamela A. Little 04—Craig A. Ruppert 05—Kenneth C. Cook For Against Abstain For Against Abstain 2. Approve amendments to the Articles of Incorporation to declassify the Board of Directors. 3. Approve amendments to the Articles of Incorporation to eliminate the supermajority vote requirement for certain amendments. 1 Year 2 Years 3 Years Abstain 4. Vote, on an advisory basis, to approve the compensation for the named executive officers. 5. Vote, on an advisory basis, to approve the frequency of future votes to approve the compensation for the named executive officers. 6. Ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2023. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1UPX 567595 03RI5C

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SASR F VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Sandy Spring Bancorp, Inc. + Notice of 2023 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting Aaron M. Kaslow and Philip J. Mantua or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders of Sandy Spring Bancorp, Inc. to be held on May 24, 2023 at 10:00 a.m. or at any postponement or adjournment thereof. Employee shareholders. If you hold shares in the Sandy Spring Bank 401(k) Plan (the “401(k) plan”), this proxy card covers all shares for which you have right to give voting instructions to Principal Trust Company, the trustee for the 401(k) plan. Your voting instructions to the trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the 401(k) plan is May 19, 2023, at 11:59 p.m., Eastern time. If you do not direct the trustee how to vote the shares in your 401(k) plan account, the trustee will vote the shares in the 401(k) plan in the same proportion as the voting instructions it receives from other participants as of the voting instruction deadline. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1), FOR the approval of amendments to the Articles of Incorporation to declassify the Board of Directors (Proposal 2), FOR the approval of amendments to the Articles of Incorporation to eliminate the supermajority vote requirement for certain amendments (Proposal 3), FOR the vote, on an advisory basis, to approve the compensation for the named executive officers (Proposal 4), EVERY 1 YEAR for the vote, on an advisory basis, to approve the frequency of future votes to approve the compensation for the named executive officers (Proposal 5) and FOR the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2023 (Proposal 6). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.